UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☑  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to § 240.14a-12

OPNEXT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 30, 2007

DEAR STOCKHOLDER:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Opnext, Inc. to be held on Wednesday, September 5, 2007, at 10:00 A.M., local time, at the offices of Clarity Partners, LP, 100 North Crescent Drive, Beverly Hills, California 90210.

At this year’s Annual Meeting you will be asked to: (i) elect two directors; (ii) ratify the selection of our independent registered public accounting firm; and (iii) transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. The accompanying Notice of Meeting and Proxy Statement describe these matters. We encourage you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees for directors and ratification of its selection of an independent registered public accounting firm are in our best interests and that of our stockholders, and, accordingly, recommends a vote FOR election of the two nominees for directors and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket. For instructions on how to obtain an admittance ticket, please read “INFORMATION CONCERNING VOTING AND SOLICITATION — Attendance at the Annual Meeting” in the accompanying Proxy Statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote by telephone or by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. Voting by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Sincerely,

Harry L. Bosco
Chief Executive Officer and President

OPNEXT, INC.
1 Christopher Way
Eatontown, NJ 07724

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 5, 2007

TO THE STOCKHOLDERS OF OPNEXT, INC.

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Opnext, Inc., a Delaware corporation, will be held on September 5, 2007, at 10:00 A.M., local time, at the offices of Clarity Partners, LP, 100 North Crescent Drive, Beverly Hills, California 90210, for the following purposes:

1. To elect two directors to the Board of Directors of Opnext, Inc. as Class I Directors for a three-year term of office expiring at the 2010 annual meeting of stockholders;

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm to examine the annual financial statements of Opnext, Inc. for the fiscal year ending March 31, 2008; and

3. To transact such other business as may properly come before the Annual Meeting and any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on July 31, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any continuation, postponement or adjournment thereof. The transfer books will not be closed. Accompanying this Notice and Proxy Statement is a copy of our annual report to stockholders for the fiscal year ending March 31, 2007.

By Order of the Board of Directors

Tammy L. Wedemeyer
Corporate Secretary

Eatontown, New Jersey
July 30, 2007

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BANK, BROKER OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BANK, BROKER OR OTHER NOMINEE.

i

OPNEXT, INC.
1 Christopher Way
Eatontown, New Jersey 07724

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Opnext, Inc., a Delaware corporation (the “Company”), to be voted at the 2007 Annual Meeting of Stockholders to be held on Wednesday, September 5, 2007, at 10:00 A.M. local time, and at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. We intend to mail this Proxy Statement and accompanying proxy card on or about August 3, 2007 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at the offices of Clarity Partners, LP, 100 North Crescent Drive, Beverly Hills, California 90210.

Who Can Vote

You are entitled to vote if you were a stockholder of record of our common stock, $.01 par value, as of the close of business on July 31, 2007. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on July 26, 2007, 64,551,175 shares of our common stock were outstanding and entitled to vote. A majority of the outstanding shares of our common stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. A quorum must be established in order to consider any matter.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy: (i) in favor of the election of each of the two director nominees; (ii) in favor of ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008; and (iii) in their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. The Company will treat any duly executed proxy as not revoked until it receives a duly executed proxy bearing a later date or, in the case of the death or incapacity of the person executing the same, written notice thereof. Stockholders of record may revoke a proxy by sending to our Corporate Secretary at our principal executive office at 1 Christopher Way, Eatontown, New Jersey 07724, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from the record holder, your broker, bank or other nominee.

Voting of Shares

Stockholders of record as of the close of business on July 31, 2007 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the Annual Meeting. You may vote by attending the Annual Meeting and voting in person. You also may vote by telephone or by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. The telephone voting facilities will close at 11:59 p.m. Eastern Time on September 4, 2007. Stockholders who vote by telephone need not return a proxy card or the form forwarded by their bank, broker or other holder of record by mail. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker “non-votes.” Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Brokers generally have discretionary authority to vote on each of the following proposals.

The affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors.

The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the ratification. Although brokers have discretionary authority to vote on the ratification, if a broker submits a non-vote, it will have the same effect as a vote against the ratification.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including the preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our offices at 1 Christopher Way, Eatontown, New Jersey 07724 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of our common stock as of the close of business on July 31, 2007. You may request an admittance ticket by writing to our Corporate Secretary at our principal executive office at 1 Christopher Way, Eatontown, New Jersey 07724. If you are a stockholder whose shares are not registered in your own name and you would like to receive an admittance ticket, then evidence of your stock ownership, which you can obtain from your bank, broker or other holder of record, must accompany your letter. Each stockholder is entitled to one admittance ticket.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Under our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”), the Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a stockholder vote. Based upon the recommendation of the Nominating/Corporate Governance Committee, Mr. Kendall Cowan and Mr. Ryuichi Otsuki are nominees for election to the Board as Class I directors. If elected at the Annual Meeting, each would serve until the 2010 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier retirement, resignation, disqualification, removal or death. Mr. Cowan was recommended to our Board by another member of our Board of Directors.

Vacancies on the Board may be filled only by persons elected by a majority of the directors remaining in office, even though less than a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death. Our Certificate of Incorporation provides that the size of our Board shall be set by resolution of the Board, but that the number of directors will not be fewer than five nor more than 15. Currently, our Board consists of seven directors.

Each share of our common stock is entitled to one vote for each of the two director nominees and will be given the option of voting “FOR” both nominees or your vote may be “WITHHELD” with respect to one or both nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them in favor of the election of the two nominees named below unless the proxies direct otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

A director nominee is elected only if he or she received a plurality of the votes cast by the shares present in person or represented by proxy and entitled to vote. This means that the nominee who receives the greatest number of votes for each open seat will be elected. Abstentions, votes withheld and broker non-votes will not be counted to determine whether a nominee has received a plurality of votes cast. Under our Bylaws, any director nominee who is an incumbent director and does not receive a plurality of the votes cast will continue as a “holdover” director under Delaware corporation law until his or her successor has been elected and qualified or until the Board has accepted his or her resignation, if earlier.

Set forth below is certain biographical and other information about the members of the Board. There are no family relationships among any of our directors or among any of our directors and our executive officers.

Class I Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting of Stockholders

KENDALL COWAN

Mr. Kendall Cowan, age 53, joined Opnext as a director in March 2007 and currently serves as Chairman of the Audit Committee. Mr. Cowan currently serves as chairman and CEO of The Cowan Group, LLC, Cowan Holdings, Inc., an investment and consulting firm, and is a board member of several privately owned businesses. In addition, he serves as a board member and chairman of the audit committee of ICO North America, a provider of satellite and terrestrial wireless service, and as a board member of Lea County Bancshares, Inc. Mr. Cowan was the chief financial officer of Alamosa Holdings, Inc., a wireless telephone network operator, from December 1999 until February 2006. He became a partner in an international public accounting firm in 1983, and from January 1986 to September 1993, he was a partner at Coopers & Lybrand. He received his Bachelors in Business Administration in accounting in 1976 from Texas Tech University. He is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

RYUICHI OTSUKI

Mr. Ryuichi Otsuki, age 49, has served as a director since December 2005. Mr. Otsuki has held various positions at Hitachi, Ltd. from 1981 to the present, including Vice President, Business Planning and Coordination, PC Servers at Hitachi Data Systems and PC Corporation as well as many functions within the Global Business Planning and Operation Division. He is currently the Executive General Manager, Global Business Planning & Operation Division, Information & Telecommunication Systems of Hitachi. Mr. Otuski graduated from Nagoya University School of Law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE TWO NAMED NOMINEES.

Class II Directors Continuing in Office Until the 2008 Annual Meeting of Stockholders

DAVID LEE

Dr. David Lee, age 57, joined Opnext as a director in 2000 and serves as Co-Chairman. He is a co-founder and Managing General Partner of Clarity Partners, LP, a private equity firm based in Beverly Hills, California. Prior to the formation of Clarity Partners, Dr. Lee co-founded Global Crossing Ltd., a global broadband communication services provider, serving as President and Chief Operating Officer from 1997 to 2000, as well as a member of the Board of Directors from 1997 to 2001. From 1989 to 1997, Dr. Lee was a Managing Director at Pacific Capital Group, a private equity firm. Prior to joining Pacific Capital Group, Dr. Lee was Group Vice President of Finance and Acquisitions at TRW Information Systems Group. He has also held various executive positions at Comsat, the satellite communications company, and practiced public accountancy at Arthur Andersen LLP. Dr. Lee is the Chairman of the Board of Overseers of the University of Southern California, Keck School of Medicine. Dr. Lee is a trustee of both the California Institute of Technology and University of Southern California and a director of Trust Company of the West, an investment management firm. Dr. Lee is a graduate of McGill University and holds a Doctorate in Physics with a minor in Economics from the California Institute of Technology.

NAOYA TAKAHASHI

Dr. Naoya Takahashi, age 58, joined Opnext as a director in June 2006 and currently serves as Chairman. Dr. Takahashi presently serves as Senior Vice President and Executive Officer, Executive Vice President and Chief Technology Officer of the Information & Telecommunication Systems Group, Chief Executive Officer of Platform Business, Information & Telecommunication Systems Group at Hitachi, Ltd. Since joining Hitachi in 1973, Dr. Takahashi has held a number of positions, playing key roles in marketing, research and development and business management. Dr. Takahashi holds a bachelor’s degree and a master’s degree in Electrical Engineering from Keio University in Japan. He also holds a PhD in Information Engineering from Keio University and served as a visiting scholar at the Computer Systems Laboratory, Stanford University.

Class III Directors Continuing in Office Until the 2009 Annual Meeting of Stockholders

HARRY L. BOSCO

Mr. Harry L. Bosco, age 62, joined Opnext as our president and chief executive officer in November 2000 and has served as a director since such time. Mr. Bosco served in various management, engineering and executive positions at Lucent Technologies/AT&T/Bell Laboratories from 1965 to October 2000, including as Optical Networking Group President. Mr. Bosco holds an Associate of Science and Bachelor of Science in Electrical Engineering from Pennsylvania State University/Monmouth University and a Master of Science in Electrical Engineering from Polytechnic Institute of New York. Mr. Bosco has been a director on the Board of Directors of Arris Group, Inc., a communications technology company, since 2002.

DR. ISAMU KURU

Dr. Isamu Kuru, age 67, joined Opnext as a director in March 2007. Dr. Kuru has held a number of positions in both the U.S. and Japan from 1962 to 1995. Most recently, he was the President and Representative Director of NEXNET, Inc., Japan, a wireless network operator, from 2002 to 2005. From 1990 to 2001, Dr. Kuru served in a number of positions at Motorola, Inc., specifically as Senior Vice President, Motorola, Inc., and President and Representative Director, Motorola Japan. He also had a distinguished career spanning 28 years with Toshiba Corporation in both Japan and the U.S, where he served in a number of positions including general manager of new business strategy, general manager of the semiconductor engineering center, and group executive of the technology semiconductor group. Dr. Kuru holds an undergraduate degree in Electrical Engineering and PhD in Electrical Engineering from Kyoto University. He has also been engaged in research at Stanford University, Sheffield University and completed the Advanced Management Program at Harvard University.

JOHN F. OTTO, JR.

Mr. John F. Otto, Jr., age 58, joined Opnext as a director in February 2007. Mr. Otto has held various investment banking positions, including Managing Director at Merrill Lynch & Co., Senior Managing Director at Bear Stearns & Co., Inc. and most recently Managing Director at Salomon Brothers/Salomon Smith Barney/Citigroup from 1997 to 2002. He is currently a Principal of Waterfront Partners, LLC, a private equity investment firm. Mr. Otto is a graduate of Boston College and holds a Master of Business Administration degree from Columbia University Graduate School of Business.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AND RELATIONSHIP WITH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008, and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited our financial statements since the fiscal year ending March 31, 2004. A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, but will be available by telephone to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and those of our stockholders.

The holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter must vote “FOR” this proposal in order for the selection of Ernst & Young to be ratified. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, and, if a broker submits a non-vote, it will have the same effect as a vote against the ratification.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OPNEXT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 26, 2007, by:

•	each director and nominee;

•	our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers for the year ended March 31, 2007 (collectively, the “Named Executive Officers”);

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our common stock.

The address for each of the individuals listed under “Directors and Named Executive Officers” in the table below is Opnext, Inc., 1 Christopher Way, Eatontown, New Jersey 07724.

	Common Stock
	Beneficially Owned
	(1)(2)
Name of Beneficial Owner	Number of		Percent
5% Stockholders	Shares		of Total

Hitachi, Ltd.	29,343,334	(3)	44.8%
Clarity Partners, L.P.
Clarity Opnext Holdings I, LLC
Clarity Opnext Holdings II, LLC
Clarity Management, L.P.	15,757,290	(4)(5)	24.0%
Directors and Named Executive Officers
Harry L. Bosco	1,171,666	(6)	1.8%
Dr. David Lee	15,757,290	(5)	24.0%
Dr. Naoya Takahashi	0		*
John F. Otto, Jr.	0		*
Kendall W. Cowan	0		*
Dr. Isamu Kuru	0		*
Ryuichi Otsuki	0		*
Robert J. Nobile	66,666	(7)	*
Michael C. Chan	225,000	(7)	*
Chi-Ho Christopher Lin	149,999	(7)	*
Tammy L. Wedemeyer	49,999	(7)	*
All directors and executive officers as a group (13 individuals)	17,428,953	(5)(6)(7)	26.0%

*	Less than 1%.

(1)	Beneficial ownership is determined under the rules of the Securities and Exchange Commission (“SEC”), and includes voting or investment power with respect to the securities. Information in this table is based on our records and information provided by directors, nominees, Named Executive Officers, executive officers and in information filed with the SEC. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and nominees, Named Executive Officers and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

(2)	The number of shares of common stock outstanding used in calculating the percentage for each listed person is based on 64,551,175 shares of our common stock outstanding as of July 26, 2007, and also includes, with respect to each person, the shares of common stock underlying options held by that person that were exercisable as of July 26, 2007 or within 60 days of such date, but excludes shares of common stock underlying options held by any other person.

(3)	Based on Form 3, as amended, dated as of February 19, 2007 and Form 4 dated as of February 16, 2007 as filed with the SEC by Hitachi, Ltd. reporting ownership of these shares as of those dates. This figure includes 1,010,000 shares of common stock obtainable within 60 days by the exercise of stock options. The address of Hitachi, Ltd. is 6-6, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8280 Japan.

(4)	The address of Clarity Partners, L.P., Clarity Opnext Holdings I, LLC, Clarity Opnext Holdings II, LLC and Clarity Management, L.P. is 100 North Crescent Drive, Beverly Hills, CA 90210.

(5)	Based on Form 3, as amended, dated as of February 19, 2007 as filed with the SEC by Clarity Opnext Holdings I, LLC and on Form 3, as amended, dated as of February 19, 2007 and Form 4 dated as of February 16, 2007 as filed with the SEC by David Lee reporting ownership of these shares as of those dates. This figure includes 1,000,000 shares of common stock obtainable within 60 days by the exercise of stock options. Clarity GenPar, LLC is the general partner of Clarity Partners, L.P. and Clarity Partners, L.P. is the managing member of Clarity Opnext Holdings I, LLC and Clarity Opnext Holdings II, LLC. Clarity Management, LLC is the general partner of Clarity Management, L.P. (together with Clarity Partners, L.P., Clarity Opnext Holdings I, LLC and Clarity Opnext Holdings II, LLC, the “Clarity Entities”). Because Dr. David Lee is a managing member of Clarity GenPar, LLC and Clarity Management, LLC, he may be deemed to be the beneficial owner of the shares held by the Clarity Entities, which he disclaims except to the extent of his pecuniary interest therein.

(6)	Includes 66,666 shares of common stock granted as restricted stock on November 1, 2004, which are subject to vesting in equal installments on February 20, 2008 and February 20, 2009, 5,000 shares of common stock purchased on the open market, and 1,100,000 shares of common stock obtainable within 60 days by the exercise of stock options.

(7)	Includes the following shares of common stock granted as restricted stock on July 1, 2004, which are subject to vesting in equal installments on February 20, 2008 and February 20, 2009: Mr. Chan — 25,000, Mr. Nobile — 16,666, Mr. Lin — 16,666, and Ms. Wedemeyer — 16,666; and all executive officers as a group — 141,664 shares. The remaining shares of common stock consist of common stock obtainable within 60 days by the exercise of stock options.

EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the executive officers of the Company:

Name	Age	Position

Harry L. Bosco	62	Director, President & Chief Executive Officer
Michael C. Chan	53	Executive Vice President, Business Development and Product Portfolio Management
Chi-Ho Christopher Lin	44	Senior Vice President, Global Sales
Robert J. Nobile	47	Senior Vice President, Finance & Chief Financial Officer
Kei Oki	59	Executive Vice President, Opnext, Inc. & President, Opnext Japan, Inc.
Justin J. O’Neill	48	Senior Vice President & General Counsel
Tammy L. Wedemeyer	38	Vice President, Business Management & Corporate Secretary

Harry L. Bosco.  Mr. Bosco has served as our President, Chief Executive Officer and a member of the Board of Directors since November 2000. Mr. Bosco served in various management, engineering and executive positions at Lucent Technologies/AT&T/Bell Laboratories from 1965 to October 2000, including as Optical Networking Group President. Mr. Bosco holds an Associate of Science and Bachelor of Science in Electrical Engineering from Pennsylvania State University/Monmouth University and a Master of Science in Electrical Engineering from Polytechnic Institute of New York. Mr. Bosco has been a Director on the Board of Directors of Arris, Inc. since 2002.

Michael C. Chan.  Mr. Chan has served as our Executive Vice President of Business Development and Product Portfolio Management since January 2001. Mr. Chan spent more than 18 years with Lucent Technologies, AT&T and Bell Laboratories. Mr. Chan’s last position at Lucent was as chief strategy officer for the Optical Networking Group and before that as Chairman and President of Lucent Technologies (China) Co., Ltd. Mr. Chan holds a Bachelor of Arts in Physics from Brandeis University and a Master of Science in Operations Research from Columbia University, and is a graduate of the Wharton Advanced Management Program, University of Pennsylvania.

Chi-Ho Christopher Lin.  Mr. Lin has served as our Senior Vice President of Global Sales since January 2001. Prior to joining Opnext, Mr. Lin held several engineering and sales positions at various telecommunications companies; his most recent position as Chief Operating Officer for Lucent Technologies (China) Co., Ltd from 2000 to 2001. Mr. Lin holds a Bachelor of Science in Electrical Engineering from the University of Washington and a Master of Science from Columbia University.

Robert J. Nobile.  Mr. Nobile has served as our Senior Vice President of Finance since March 2001 and as our Chief Financial Officer since February 2007. Mr. Nobile served in various financial positions throughout his career; his most recent at Kodak Polychrome Graphics, a global joint venture between Eastman Kodak and Sun Chemical, where he held the position of Senior Vice President of Business Integration from July 2000 to February 2001, and before that as Senior Vice President and Chief Financial Officer from June 1998 to June 2000. Mr. Nobile holds a Bachelor of Science degree in Accounting from St. John’s University and is a Certified Public Accountant.

Kei Oki.  Mr. Oki has served as Executive Vice President and President of Opnext Japan, Inc. since April 2004. Mr. Oki served in various management and executive positions at Hitachi from 1988 to 2004; his most recent position as Executive Project Manager at Information and Telecommunication Systems, International Sales Division. Mr. Oki holds a Bachelor of Arts in Economics from Keio University.

Justin J. O’Neill.  Mr. O’Neill has served as Senior Vice President and General Counsel since May 2007. From January 2004 until April 2007, Mr. O’Neill was Of Counsel with the Los Angeles office of Latham & Watkins LLP. Prior to joining Latham & Watkins, Mr. O’Neill was an assistant general counsel at Global

Crossing Ltd., a global telecommunications company, from March 1999 until September 2003, and prior to that he was an attorney in the New York office of Simpson Thacher & Bartlett from 1994 until 1999. Mr. O’Neill has a Bachelor of Arts degree from Brown University and a J.D. from the Columbia Law School.

Tammy L. Wedemeyer.  Ms. Wedemeyer has served as our Vice President of Business Management since January 2001 and Corporate Secretary since May 2005. Ms. Wedemeyer spent more than ten years at Lucent Technologies in a variety of business management roles, most recently as Senior Operations Manager of the Optical Networking Group. Ms. Wedemeyer holds an Associate of Arts in Administration from Brookdale Community College.

CORPORATE GOVERNANCE

Board Independence

The Board has determined that three of our non-employee directors are independent under the listing standards of NASDAQ. The independent directors are Mr. Cowan, Chairman of the Audit Committee, Mr. Otto, Chairman of the Compensation Committee, and Dr. Kuru, Chairman of the Nominating/Corporate Governance Committee. The Audit and Nominating/Corporate Governance Committees consist entirely of independent directors under the listing standards of NASDAQ while the Compensation Committee consists of three independent directors plus one non-independent director as permitted by the listing standards of NASDAQ. Dr. Lee, Mr. Otsuki and Dr. Takahashi are not considered independent because of their respective affiliations with Clarity Partners, LP (in the case of Dr. Lee) and Hitachi, Ltd. (in the case of Mr. Otsuki and Dr. Takahashi), each significant shareholders of the Company, and Mr. Bosco is not considered independent as he is currently employed by the Company as the President and Chief Executive Officer.

In making its determination whether a director qualified as “independent,” the Board considered any transactions and relationships between the director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates. The Board considered information provided by the director, Company records and publicly available information. Specifically, the Board considered the following types of relationships and transactions: (i) principal employment of and other public company directorships held by each non-employee director, which are set forth in “PROPOSAL NO. 1 ELECTION OF CLASS I DIRECTORS” above; (ii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% shareholder; and (iii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any other public company for which the non-employee director serves as a director, in addition to any other information the Board deemed material. In each instance, other than in the case of Dr. Lee, Mr. Otsuki, and Dr. Takahashi, the Board determined that no such relationships or transactions existed.

Our Nominating/Corporate Governance Committee (“Nominating Committee”) is currently in the process of identifying additional candidates who would qualify as independent to serve on our Board and expects to have identified one or more such candidates by the first anniversary of our date of listing on NASDAQ so that our Board will consist of a majority of independent directors as required by NASDAQ listing standards.

Board Meetings

The Board held 10 meetings in the fiscal year ended March 31, 2007, and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. We and the Board expect all directors to attend the annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts.

The independent members of the Board did not hold an executive session without management during the fiscal year ended March 31, 2007. Now that we are a public company, we intend to have regularly scheduled meetings at which only independent directors are present.

Board Committees

The Board maintains charters for each of its standing committees, which include the Audit Committee, the Compensation Committee and Nominating Committee. In addition, the Board has adopted a Code of Business Conduct and Ethics policy that generally formalizes practices we have in place. To view the charters of the committees named above and the Board’s code of conduct, please visit the corporate governance section of the investor relations page of our website located at http://www.opnext.com. Copies of the charters are available in print, without charge, upon written request to our Corporate Secretary at Opnext, Inc., 1 Christopher Way, Eatontown, NJ 07724. A copy of the Audit Committee Charter is attached hereto as Exhibit A.

Audit Committee

The Audit Committee met once during the past fiscal year. Prior to becoming a public company, all actions currently within the authority of the Audit Committee were taken by the Board. Mr. Cowan currently serves as Chairman and Dr. Kuru and Mr. Otto serve as members of the Audit Committee. All members of the Audit Committee meet NASDAQ’s membership requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC regarding audit committee membership. The Board has determined that Mr. Cowan is an “audit committee financial expert” as defined by the SEC.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of the independent registered public accounting firm, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accounting firm (when appropriate) our audited consolidated financial statements included in our Annual Report on Form 10-K, earnings press releases and other filings with the SEC.

Compensation Committee

The Compensation Committee met once during the past fiscal year. Prior to becoming a public company, during the fiscal year 2007 all meetings relating to compensation matters were conducted as meetings of the full Board. Mr. Otto serves as Chairman and Mr. Cowan, Dr. Kuru, and Dr. Lee, serve as members of the Compensation Committee. Mr. Cowan, Dr. Kuru and Mr. Otto have been determined by the Board to be independent under the listing standards of NASDAQ. Notwithstanding that he has not been determined to be an independent director, the Board determined that Dr. Lee’s membership on the Compensation Committee was required by the best interests of the Company and its shareholders for a limited period of time. The NASDAQ Marketplace rules permit, under exceptional and limited circumstances, a non-independent director to serve on the Compensation Committee for a period of not more than two years following the listing of the Company on NASDAQ. The Board determined that Dr. Lee’s continuing service on the Compensation Committee, as permitted by the NASDAQ rules, was advisable and in the best interests of the Company because of his extensive and intimate knowledge of the industry in which the Company operates.

The Compensation Committee is responsible for assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, overseeing succession planning for senior management and determining executive and director compensation. The Compensation Committee is responsible for evaluating and making recommendations to our Board regarding director compensation.

For a discussion of the Compensation Committee’s processes and procedures for considering and determining compensation for our directors and executive officers, please see the “Compensation Discussion and Analysis” section below.

Nominating/Corporate Governance Committee

The Board established the Nominating Committee on February 5, 2007. The Committee did not meet during the fiscal year ended March 31, 2007. Prior to becoming a public company, all actions currently within the authority of the Nominating Committee were taken by the Board.

Dr. Kuru currently serves as Chairman and Messrs. Cowan and Otto serve as members of the Nominating Committee. The Nominating Committee oversees the corporate governance and Board membership matters of the Company. Among its responsibilities, the Nominating Committee assists the Board in identifying qualified candidates to become Board members, selecting nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), selecting candidates to fill any vacancies on the Board, and overseeing the evaluation of the Board. Additionally, the Nominating Committee selects and recommends to the Board nominees for appointment as executive officers and certain other officers.

The Nominating Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board. Factors considered by the Nominating Committee in evaluating a director candidate include:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of the Company’s operations; and

•	practical and mature business judgment.

While the foregoing are the primary factors considered, the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating Committee’s goal is to assemble a Board of Directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee also may consider candidates with appropriate non-business backgrounds. Other than the foregoing factors, there are no stated minimum criteria for director nominees. The Nominating Committee believes it appropriate for the Company’s Chief Executive Officer to participate as a member of the Board.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board up for re-election at an upcoming annual meeting of stockholders indicates that he or she does not wish to continue in service, the Nominating Committee will identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board will be polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board requires additional candidates for nomination, the Nominating Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee, after which the Nominating Committee makes its recommendation to the Board.

The Nominating Committee will evaluate any recommendation for a director nominee proposed by a stockholder. The Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. Stockholders wishing to communicate with the Nominating Committee regarding recommendations for director nominees should follow the procedure described in “Corporate Governance — Communication with the Board” below.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our principal executive office, 1 Christopher Way, Eatontown, New Jersey 07724. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the Chairman of the Nominating Committee.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2007 Annual Meeting Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation Committee
of the
Board of Directors
John F. Otto, Jr., Chairman
Kendall W. Cowan
Dr. Isamu Kuru
Dr. David Lee

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Mr. Otto, Dr. Lee, Mr. Cowan and Dr. Kuru. None of our executive officers serves as a member of the Compensation Committee, or any other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the cautionary statements in Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2007 and in any subsequent reports on Form 10-Q or Form 8-K.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, consisting of our Chief Executive Officer, Chief Financial Officer and the three next most highly paid executive officers based on total compensation (each a “Named Executive Officer,” and together, the “Named Executive Officers”). For our fiscal year ending March 31, 2007, our Named Executive Officers were our President and Chief Executive Officer, Harry L. Bosco, our Senior Vice President, Finance and Chief Financial Officer, Robert J. Nobile, Michael C. Chan, our Executive Vice President of Business Development and Product Portfolio Management, Chi-Ho Christopher Lin, our Senior Vice President of Global Sales, and Tammy L. Wedemeyer, our Vice President, Business Management and Corporate Secretary.

Compensation Objectives

The basic compensation philosophy of our management and the Compensation Committee is to provide salaries and incentives to executive officers that promote superior financial performance and maximize stockholder value. The Compensation Committee believes that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis, linked to specific, measurable results and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

Our executive compensation policies are designed to achieve four primary objectives:

•	attract and motivate well-qualified individuals with the ability and talent for us to achieve our business objectives and corporate strategies;

•	provide incentives to achieve specific short-term individual and corporate goals by rewarding achievement of those goals at established financial performance levels;

•	provide incentives to achieve longer-term financial goals and reinforce the sense of ownership through award opportunities that result in ownership of stock; and

•	promote retention of key executives and align the interests of management with those of the stockholders to reinforce the achievement of continuing increases in stockholder value.

Role of the Compensation Committee

The Compensation Committee is responsible for designing and evaluating our compensation plans for directors and executive officers, including the Chief Executive Officer, making recommendations to the Board and management regarding those plans, awarding incentive compensation to executive officers and administering other compensation programs as authorized by the Board. The Compensation Committee is also tasked with producing the annual report on executive officer compensation for inclusion in our proxy materials in accordance with applicable SEC rules. The Compensation Committee solely determines the salary and overall compensation of our Chief Executive Officer. When establishing the compensation of the other Named Executive Officers, the Compensation Committee takes into consideration the recommendations of the Chief Executive Officer.

Consistent with our performance-based philosophy, the Compensation Committee reviews and approves our compensation programs to effectively balance executive officers’ salaries with incentive compensation that is performance-based as well as to reward annual performance while maintaining a focus on longer-term objectives. We believe that it serves the needs of our stockholders and key executives to provide incentives commensurate with individual management responsibilities and past and future contributions to corporate objectives. The mix of compensation elements varies based on an executive officer’s position and responsibilities with Opnext.

To maximize stockholder value, we believe that it is necessary to deliver consistent, long-term sales and earnings growth. Accordingly, the Compensation Committee reviews not only the individual compensation elements, but the mix of individual compensation elements that make up the aggregate compensation and attempts to structure the total compensation package between short-term and long-term compensation, and currently paid cash and equity compensation, each in a way that meets the objectives set forth above.

The Compensation Committee has the authority to retain the services of outside advisors, experts and compensation and benefits consultants to assist in the evaluation of the compensation of the Chief Executive Officer, the other executive officers, the Board and our compensation framework generally. Neither we nor our Compensation Committee retained a compensation consultant in the fiscal year ended March 31, 2007 to review policies and procedures with respect to executive or director compensation or to advise us on compensation matters.

To continue to establish competitive levels, and an appropriate balance of base salary, performance-based compensation and equity compensation, the Compensation Committee intends to retain the services of an independent, third party consultant during the fiscal year ending March 31, 2008 to benchmark and assess its compensation framework.

Elements of Compensation

Our executive compensation consists of three primary components:

•	base salary and benefits;

•	performance-based compensation, if any, under our annual incentive bonus program implemented under our Amended and Restated 2001 Long-Term Stock Incentive Plan (the “2001 Incentive Plan,” and such bonus program, the “Bonus Program”); and

•	equity compensation awarded as stock options or restricted stock under the 2001 Incentive Plan.

These components, individually and in the aggregate, are designed to accomplish one or more of the four compensation objectives described above. For this reason, no single element dominates the compensation package of a Named Executive Officer.

Base Salary

The Compensation Committee has designed our executive compensation structure so that Named Executive Officers earn total compensation based on attaining pre-established strategic objectives and individual achievement. Base salaries are determined based on historical standards within the company and individual performance relative to a particular executive’s role within the Company, level of responsibility and subjective factors such as the individual’s experience. We set base compensation for our Named Executive Officers at levels that we believe enable us to hire and retain individuals in a competitive environment and to reward performance at an acceptable level based upon contributions to our overall business objectives.

Base salaries are generally reviewed annually, but may be adjusted by the Compensation Committee more frequently as necessary to realign salaries with market levels. In reviewing base salaries, we consider various factors, including (i) each individual’s level of responsibilities, performance and results achieved, and professional experience and (ii) cost of living increases.

The base salary of Ms. Wedemeyer increased for the 2007 fiscal year over her salary for the fiscal year 2006 levels by $10,000, or 6%. All other Named Executive Officer salaries for this period remained unchanged. The base salaries of Mr. Bosco, Mr. Nobile, and Ms. Wedemeyer will increase for the 2008 fiscal year over fiscal year 2007 levels as a result of a combination of factors including positive financial performance by Opnext during fiscal year 2007, individual performance and increased responsibilities. The increases in salary for Mr. Bosco for the fiscal year ending March 31, 2008 will be $100,000, or 25%; for Mr. Nobile, $15,000, or 6%, and for Ms. Wedemeyer, $10,000, or 6%. With the exception of Ms. Wedemeyer, in each instance such increase will represent the first increase in salary since the respective Named Executive Officer’s commencement of employment in either 2000 or 2001. Each of Mr. Chan’s and Mr. Lin’s base salary will remain unchanged for the fiscal year ending March 31, 2008 relative to our previous fiscal year.

Annual Incentive Compensation

In April 2006, our Compensation Committee approved a bonus plan to be applied for performance during the fiscal year ended March 31, 2007 (the “2007 Bonus Plan”), which plan is described in further detail below. As our 2001 Incentive Plan was amended prior to our initial public offering to provide for the award of cash incentive bonuses thereunder, annual incentive compensation for the fiscal year ending March 31, 2008 will be awarded under the Bonus Program. The Bonus Program is intended to advance our interests and those of our stockholders by assisting us in attracting and retaining executive officers who, given the extent of their responsibilities, can make significant contributions to our success through their ability, industry expertise, loyalty and exceptional services.

The Bonus Program provides Named Executive Officers with the opportunity to earn annual bonuses based on our financial performance. Individual incentive award opportunities are thus linked to the achievement of our overall performance goals. The Bonus Program allows us to set performance criteria and goals annually that are flexible and change with the needs of our business.

Our executive management team, and our Chief Executive Officer and Chief Financial Officer in particular, analyze our sales, revenue and operating income and then recommend criteria to the Compensation Committee for its consideration and approval. The Compensation Committee annually approves the performance criteria and goals that will be used in formulae to calculate our Named Executive Officers’ incentive compensation for each fiscal year. By determining performance criteria and setting goals as early as possible in each fiscal year, our Named Executive Officers understand our goals and priorities during the current fiscal year.

For the fiscal year ended March 31, 2007, pursuant to the 2007 Bonus Plan, the Compensation Committee awarded a designated percentage of each Named Executive Officer’s base salary as incentive compensation if net income (excluding any stock-based compensation costs) met or exceeded $5 million for that fiscal year. In particular, if Opnext met its net income target, the Named Executive Officers received incentive compensation as follows:

Mr. Bosco	50-60% of base salary
Mr. Chan	50-60% of base salary
Mr. Lin	40-50% of base salary
Mr. Nobile	40% of base salary
Ms. Wedemeyer	30-40% of base salary

If net income were less than $5 million for the fiscal year ended March 31, 2007, the Named Executive Officers were not entitled to receive any bonus under the 2007 Bonus Plan. If net income were significantly in excess of $5 million for the fiscal year ended March 31, 2007, the Compensation Committee retained the discretion to award incentive compensation to any of the Named Executive Officers in excess of the designated percentages pursuant to the 2007 Bonus Plan.

Incentive compensation to our Named Executive Officers is performance-driven and therefore contingent. Each fiscal year, the payment of any incentive compensation under the 2001 Incentive Plan is conditioned on the Company achieving threshold performance levels of the business criteria approved by the Compensation Committee, and no payments will be made to the Company’s Named Executive Officers if the threshold performance levels are not met. The threshold performance levels for the fiscal year ended March 31, 2007 were attainable and additional incentive compensation could have been earned based on our financial performance exceeding increasingly challenging levels of performance goals, none of which was certain to be achieved at the time the performance criteria were determined. The Compensation Committee did not place a maximum limit on the incentive compensation that could have been earned by the Named Executive Officers in the fiscal year ended March 31, 2007. In determining the potential awards, the Compensation Committee considered each Named Executive Officer’s position, responsibilities and prospective contribution to the attainment of our performance goals. The percentage of total compensation represented by incentive awards is generally higher for more senior executives to reflect their greater influence on profits and sales and to put a larger percentage of their total potential cash compensation “at risk.” Accordingly, our Chief Executive Officer, Harry Bosco, was at the top end of the range. The Bonus Program gives the Compensation Committee the discretion to award additional bonus payments to Named Executive Officers should the approved financial targets be exceeded.

Based on our financial performance and the performance goals previously set by the Compensation Committee for each Named Executive Officer for the fiscal year ended March 31, 2007, the actual incentive bonus earned by each Named Executive Officer pursuant to the 2007 Bonus Plan in that fiscal year was $240,000 for Harry Bosco, which represented 33% of his total compensation; $195,000 for Michael Chan, which represented 34% of his total compensation; $137,500 for Chi-Ho Christopher Lin, which represented 30% of his total compensation, $100,000 for Robert Nobile, which represented 24% of his total compensation; and $70,000 for Tammy Wedemeyer, which represented 25% of her total compensation. The Compensation Committee had discretion to authorize additional incentive compensation for Named Executive Officers and authorized a payment of an additional $20,000 in incentive compensation to Mr. Nobile, resulting in a total cash bonus to Mr. Nobile of $120,000, and an additional $10,000 in incentive compensation to Ms. Wedemeyer, resulting in a total cash bonus to Ms. Wedemeyer of $80,000, in recognition of their contributions to the Company’s initial public offering. Mr. Nobile and Ms. Wedemeyer were the only Named Executive Officers for whom the Compensation Committee exercised its discretion to authorize payment of additional incentive compensation.

Incentive compensation awarded under the 2007 Bonus Plan complements the approach of our equity compensation program described below, which is focused on our long-term achievement for total stockholder return.

Equity-Based Compensation

Awards of stock options and restricted stock under the 2001 Incentive Plan are designed to:

•	closely align management and stockholder interests;

•	promote retention and reward executives and other key employees for building stockholder value; and

•	encourage long-term investment in Opnext by participating Named Executive Officers.

The Compensation Committee believes that stock ownership by management has been demonstrated to be beneficial to all stockholders, and we have granted stock awards to executive officers and other employees prior to the fiscal year ended March 31, 2007 to promote the goals discussed above. The Compensation Committee did not issue any options to purchase common stock or any shares of restricted stock to the Named Executive Officers as part of their annual compensation in the fiscal year ended March 31, 2007. Opnext typically grants stock options to Named Executive Officers in the next succeeding fiscal year only after it has been determined whether the relevant performance target with respect to the prior fiscal year has been achieved. Thus, grants of stock options based on the performance of the Named Executive Officers during the fiscal year ended March 31, 2007 will be awarded on August 15, 2007, in the following numbers of options: Mr. Bosco — 150,000; Mr. Chan — 35,000; Mr. Lin — 25,000; Mr. Nobile - 25,000; and Ms. Wedemeyer — 20,000. For more information on the grant of shares of restricted stock, please see the table under the caption, “Summary Compensation Table.”

Restricted Stock

The 2001 Incentive Plan provides for awards of restricted shares of our common stock to our executives and other employees. The Compensation Committee determines, based on recommendations made by the CEO (other than for awards to himself), the Named Executive Officers to whom restricted shares are awarded, the terms upon which shares are awarded and the number of shares subject to each award. The Compensation Committee takes final action on the amount, timing, price and other terms of all restricted shares awarded to our Named Executive Officers.

Restricted shares are subject to certain forfeiture restrictions that generally lapse (or vest) over a specified period of time set forth in the individual award agreements, subject to the recipient’s continued employment. While grants of restricted shares generally vest over a period of two years from the date of award, restricted shares which have been granted to our Named Executive Officers to date vest over a period of two years from the date of our initial public offering. This vesting schedule promotes retention and encourages long-term investment in Opnext. This vesting schedule also provides a reasonable time frame to align the Named Executive Officers’ compensation with stockholder interests since any appreciation of our stock price will benefit both management and stockholders.

Stock Options

The Compensation Committee has the authority to determine the Named Executive Officers to whom options are granted, the terms upon which options are granted and the number of shares subject to each option. Our Chief Executive Officer makes periodic recommendations of stock option grants (other than for himself), which the Compensation Committee then considers, and may approve, revise or reject.

Historically, the vesting schedule of stock options granted to our Named Executive Officers has been 25% per year on each anniversary of the date of grant (the only exception to date being an issuance to Mr. Bosco in November 2004 of stock options that vest over a three-year period). This vesting schedule promotes retention while the nature of stock options provides Named Executive Officers and other key employees with an incentive to contribute to stockholder value over the long term. Stock options are priced at the closing price of our common stock on the NASDAQ on the date of grant. Stock options generally expire ten years from the date of grant unless the grantee’s employment is terminated earlier. This provides a reasonable time frame to align the Named Executive Officers’ compensation with stockholder interests since any appreciation of our stock price will benefit both management and stockholders. Stock options provide a direct link with stockholder interests as they have zero intrinsic value unless our stock price increases above the grant date price.

Perquisites and Other Benefits

We provide our Named Executive Officers with perquisites and other benefits, reflected in the “All Other Compensation” column in the table captioned, “Summary Compensation Table” in this Proxy Statement, that we believe are reasonable and consistent with our overall executive compensation program. The costs of these benefits constitute only a small percentage of each Named Executive Officer’s total compensation and include the following:

Employee Healthcare Premiums.  We, at our sole cost, provide to each Named Executive Officer such benefits as health, dental, life insurance, disability, and accidental death and dismemberment.

Matching Contributions to 401(k) Plan Accounts.  The Company sponsors the Opnext Corporation 401(k) Plan (the “Plan”) to provide retirement benefits to each Named Executive Officer and for its U.S. employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees. Employees may contribute from 1% to 60% of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Company matches employee contributions dollar for dollar up to a maximum of two thirds of the first 6% an employee contributes. All matching contributions vest immediately. In addition, the Plan provides for discretionary contributions as determined by the Board. Were any such discretionary contributions to the Plan to be made, such contributions would be allocated among eligible participants in the proportion of their salaries to the total salaries of all participants.

Insurance Allowance.  In addition to the life insurance benefits provided under our group healthcare benefits, the Company provides a monthly cash allowance to each Named Executive Officer that is intended to enable the executive to purchase additional life insurance. The amount of the life insurance allowance for each executive is calculated by a third party consultant based upon an actuarial analysis. The Named Executive Officer may elect to apply the cash allowance to purchase additional life insurance, or he or she may use this allowance for other purposes.

Employment Agreements, Severance Benefits and Change of Control Provisions

We also offer certain of our Named Executive Officers severance payments and benefits in the event of a “change of control.”

For a detailed discussion of our employment agreements, please see the descriptions under the headings “Executive Compensation — Employment Agreements” and “Executive Compensation — Potential Payments upon Termination or Change of Control.”

Severance Benefits.  Certain of our Named Executive Officers, namely Messrs. Bosco, Lin, Nobile and Chan, are entitled to severance benefits in an amount equal to one times the executive’s annual base salary in the event of a termination without “cause” and, in certain instances, for resignation for “good reason.” Our employment agreement with Ms. Wedemeyer does not provide for any payments to her upon termination of her employment or a change of control of the Company. Please see the definitions of these terms under “Executive Compensation — Potential Payments upon Termination or Change of Control.” Our philosophy is to provide severance packages that we believe enable the Company to retain qualified executives, maintain a stable work environment for the Named Executive Officers and provide economic security to the executives in the event of certain terminations of employment. Our severance arrangements are designed to limit distractions to the Named Executive Officers in the performance of their duties and allow the executives to focus on achieving superior company performance and building stockholder value. We believe that it is important to provide severance payments in both the obvious case of actual termination and the case of constructive termination. Excluding instances of constructive termination from the types of termination covered by our severance packages would risk that an acquirer of us could avoid paying severance by fostering a non-conducive work environment for the executives, thereby ensuring their voluntary exit.

Change of Control.  In the event of a change of control and a termination of employment within six months of such change of control, either by us other than for “cause” or “disability” or by the participant for “good reason” (for definitions of these terms, see “Executive Compensation — Potential Payments upon Termination or Change of Control”), the unvested stock options of each Named Executive Officer immediately become fully vested and exercisable under the terms of nonqualified stock option agreements entered into by the Named Executive Officers pursuant to the 2001 Incentive Plan. This approach to compensation in the event of a change of control is sometimes referred to as a “double-trigger” because the intent of the plan is to provide appropriate benefits in the event of a termination following a change of control, rather than to provide a change of control bonus. The plan is intended to focus each employee, including each Named Executive Officer, on completing a transaction that will be in the best interests of our stockholders rather than on concerns about future employment.

Other than Mr. Bosco, all of the stock options of the remaining Named Executive Officers are fully vested. Mr. Bosco is therefore the only Named Executive Officer to whom the accelerated vesting feature of the nonqualified stock option agreements would apply upon a change of control and termination of employment that would trigger such accelerated vesting. In November 2004, Mr. Bosco was issued stock options that vest over a three-year period. The final tranche of options to purchase 50,000 shares of our common stock, which is scheduled to vest in November 2007, could be subject to accelerated vesting upon a change of control and termination of employment. The other Named Executive Officers would not currently receive any benefits upon a change of control due to the fact that all of their current stock options have vested, and thus no acceleration benefit remains.

Our restricted stock agreements with our Named Executive Officers do not provide any benefits in the event of termination following a change of control.

Equity Award Practices

As described under the Equity Compensation section, equity-based awards are a key component of our overall executive compensation program. We do not backdate grants of awards nor do we coordinate the grant of awards with the release of material information to result in favorable pricing. Previous grants of awards to executive officers and other new employees were based on the timing of date of hire. However, on June 20, 2007, the Compensation Committee approved a new grant schedule which will be the 15th day of the second month of each quarter. We established a schedule for granting equity awards to (1) avoid any appearance of impropriety or manipulation regarding the timing of stock option grants, (2) minimize the number of dates of stock option grants, and (3) ensure that the timing of stock option grants is based on objective criteria and publicly available information.

Insider Trading Policy

Our insider trading policy prohibits all employees and certain family members from purchasing or selling any type of security, whether we or any other company is the issuer of that security, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits employees from engaging in short sales with respect to our securities, purchasing or pledging our stock on margin and entering into derivative or similar transactions with respect to our securities, such as puts, calls, options, forward contracts, collars, swaps or exchange agreements. We also have procedures that require trades by executive officers to be pre-cleared by appropriate Opnext personnel.

Tax Impact of Executive Compensation

In determining which elements of compensation are to be paid, and how they are weighted, we also take into account whether a particular form of compensation will be deductible under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). Section 162(m) generally limits the deductibility of compensation paid to our Named Executive Officers to $1 million during any fiscal year unless such compensation is “performance-based” under Section 162(m). However, under a Section 162(m) transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, compensation paid under a plan that existed prior to the initial public offering will not be subject to Section 162(m) until the earlier of (i) a material modification of the plan; (ii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iii) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the year of the initial public offering (the “Transition Date”). After the Transition Date, rights or awards granted under the plan, other than options and stock appreciation rights, will not qualify as “performance-based compensation” for purposes of Section 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company.

Our compensation program is intended to maximize the deductibility of the compensation paid to our Named Executive Officers to the extent that we determine it is in the best interests of Opnext. Consequently, we may rely on the exemption from Section 162(m) afforded to us by the transition rule described above for compensation paid pursuant to our pre-existing plans (including our 2001 Incentive Plan and our 2007 Bonus Plan). In addition, our 2001 Incentive Plan has been designed to permit our Compensation Committee to grant stock options and other awards which will qualify as “qualified performance-based compensation” under Section 162(m).

Many other Code provisions, SEC regulations and accounting rules affect the delivery of executive compensation and are generally taken into consideration as programs are developed. Our goal is to create and maintain plans that are efficient and in full compliance with these requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our Named Executive Officers for all services rendered in all capacities to us during the fiscal year ending March 31, 2007.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)	($)(5)	Total

Harry L. Bosco Director, Chief Executive Officer and President	2007	$400,000	$0	$46,250	$0	$240,000	$0	$31,737	$717,987
Robert J. Nobile Chief Financial Officer and Senior Vice President, Finance	2007	$250,000	$20,000	$11,562	$0	$100,000	$0	$29,904	$411,466
Michael C. Chan Executive Vice President, Business Development and Product Portfolio Management	2007	$325,000	$0	$17,344	$0	$195,000	$0	$30,346	$567,690
Chi-Ho Christopher Lin Senior Vice President, Global Sales	2007	$275,000	$0	$11,562	$0	$137,500	$0	$30,396	$454,458
Tammy L. Wedemeyer Vice President, Business Management	2007	$175,000	$10,000	$11,562	$0	$70,000	$0	$14,697	$281,259

(1)	Reflects base salary before pre-tax contributions and therefore includes compensation deferred under our 401(k) Plan. See the discussion of contributions to this plan in the Compensation Discussion and Analysis section on page 17.

(2)	Reflects discretionary cash bonus paid in excess of performance-based bonus earned under the 2007 Bonus Plan in recognition of Mr. Nobile’s and Ms. Wedemeyer’s contributions to the Company’s initial public offering.

(3)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with SFAS 123R for the fair value of restricted stock that was awarded prior to fiscal year 2007. The fair value is calculated using the closing price of our common stock on the grant date for the shares awarded. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. The reported amounts reflect the Company’s stock-based compensation expense for these awards and do not correspond to the actual value that might be recognized by the Named Executive Officers.

(4)	Reflects performance-based incentive plan cash payout under the 2007 Bonus Plan.

(5)	Reflects 401(k) matching contributions and medical, dental, disability, life insurance (and allowance for supplemental life insurance) and accidental death and dismemberment benefits.

Amended and Restated Opnext, Inc. 2001 Long-Term Stock Incentive Plan (“2001 Incentive Plan”)

Shares Available for Awards

Subject to certain adjustments set forth in the plan, the maximum number of shares of our common stock that may be issued or awarded under the 2001 Incentive Plan is 9,400,000 shares. If any shares covered by an award granted under the 2001 Incentive Plan are forfeited, or if an award expires, terminates or is canceled

(other than by reason of exercise or vesting), then the shares covered by the award will again be available for grant under the plan.

Administration

With respect to stock option grants and other awards granted to our independent directors, the 2001 Incentive Plan is administered by the full Board. With respect to all other awards, the 2001 Incentive Plan is administered by the Compensation Committee. In addition, the Board may at any time exercise any rights and duties of the committee under the plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code are required to be determined in the sole discretion of the committee.

The plan administrator will have the exclusive authority to administer the plan, including, but not limited to: to designate participants; and the power to determine the types of awards, the terms and conditions of awards, the payment terms of awards and to interpret the plan and make any other determination that it deems necessary for the administration of the plan.

Eligibility

Persons eligible to participate in the 2001 Incentive Plan include all members of our Board and all employees and consultants of Opnext and its subsidiaries, as determined by the plan administrator. Only our employees and employees of our qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Code.

Awards

The 2001 Incentive Plan allows us to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units, performance bonus awards and performance-based awards to eligible individuals. Except as otherwise provided by the plan administrator, no award granted under the plan may be assigned, transferred or otherwise disposed of by the grantee, except by will or the laws of descent and distribution.

The maximum number of shares of our common stock which may be subject to awards granted to any one participant during any calendar year is 1,000,000 and the maximum amount that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $1,500,000. However, these limits will not apply until the Transition Date.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options, may be granted pursuant to the 2001 Incentive Plan. The option exercise price of stock options granted pursuant to the plan may not be less than 100% of the fair market value of our stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option.

Payment for the exercise price of an option may be made in cash, or its equivalent, or, with the consent of the plan administrator, by exchanging shares owned by the optionee or through delivery of instructions to a broker to sell the shares otherwise deliverable upon the exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price, or a combination of the foregoing, provided the combined value is at least equal to such aggregate exercise price. A participant may be permitted to pay the exercise price of an option or taxes relating to an option’s exercise by delivering shares by presenting proof of beneficial ownership of such shares, in which case we will treat the option as exercised without further payment and withhold such number of shares from the shares acquired by the option’s exercise. However, no participant who is a member of our Board or an “executive officer” of Opnext within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an incentive stock option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed 5 years.

Restricted Stock

Eligible employees, consultants and directors may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock is evidenced by a written restricted stock agreement. The restricted stock agreement contains restrictions on transferability and may contain such other restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A stock appreciation right (or a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of our stock on the date of exercise of the SAR over the grant price of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the plan. The plan administrator may grant SARs that are settled in cash, in our stock or in a combination of cash and our stock.

Other Awards Under the Plan

The 2001 Incentive Plan provides that the plan administrator may also grant or issue dividend equivalents, restricted stock units, performance bonus awards and performance-based awards or any combination thereof to eligible employees, consultants and directors. The term of each such grant or issuance is set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award.

Payments with respect to any such award are made in cash, in our stock or a combination of both, as determined by the plan administrator. Any such award is subject to such additional terms and conditions as determined by the plan administrator and is evidenced by a written award agreement.

Dividend Equivalents.  Dividend equivalents are rights to receive the equivalent value (in cash or our stock) of dividends paid on our stock. They represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant.

Restricted Stock Units.  Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. Each restricted stock unit has a value equal to the fair market value of a share of our common stock. Restricted stock units are paid to participants in cash, shares, other securities or other property, as determined in the sole discretion of the plan administrator. At the time of grant, the plan administrator specifies the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The plan administrator specifies the purchase price, if any, to be paid by the participant to us for such shares of our stock. An award of restricted stock units is only exercisable or payable while the participant is an employee, consultant or director.

Performance Bonus Awards.  Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.

Annual Director Grants

On the date of each of our annual meetings of stockholders, and commencing with our annual meeting of stockholders on September 5, 2007, we expect that each non-employee director will automatically be granted a number of shares of restricted stock or, at the election of such individual, restricted stock units in an amount to be determined after consultation with an independent compensation consultant to be retained by the Compensation Committee (an “Annual Director Grant”) (see “Compensation Discussion and Analysis — Role of the Compensation Committee” above). Subject to the director’s continued service with the Company, each Annual Director Grant will vest with respect to 25% of the shares or restricted stock units, as applicable, each quarter for four quarters following the date of grant. Each Annual Director Grant of restricted stock units will provide that the cash, shares, or other securities or property payable in respect of the vested restricted stock units will be paid to the individual upon his or her “separation from service” from the Company, within the meaning of Section 409A of the Code. However, in the case of an individual who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), the payment will not be made until the date which is six months and one day after the individual’s separation from service (or, if earlier, the date of the individual’s death). To the extent otherwise eligible, members of our Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an Annual Director Grant.

Performance-Based Awards

The plan administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Other than with respect to options and stock appreciation rights, participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a group. With regard to a particular performance period, the plan administrator has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant has to be employed by Opnext or any qualifying subsidiary on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Foreign Participants

In order to comply with the laws in other countries in which we and our subsidiaries operate or have persons eligible to participate in the plan, the plan administrator has the power to determine which of our subsidiaries are covered by the plan, determine which of our directors, employees and consultants outside the United States are eligible to participate in the plan, modify the terms and conditions of any award granted to such eligible individuals to comply with applicable foreign laws, establish subplans and modify any terms and procedures (with certain exceptions), and take any action that it deems advisable with respect to local governmental regulatory exemptions or approvals.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our stock or the share price of our stock, the plan administrator will make proportionate adjustments, in order to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the plan, (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), or (iii) the grant or exercise price per share for any outstanding awards under the plan. Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Code. The plan administrator also has the authority under the 2001 Incentive Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Change in Control

Except as may otherwise be provided in any written agreement between the participant and us, in the event of a change in control of Opnext (as defined in the plan) in which awards are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a change in control, the plan administrator may cause any and all awards outstanding under the 2001 Incentive Plan to terminate at a specific time in the future and will give each participant the right to exercise such awards during a period of time as the plan administrator, in its sole and absolute discretion, will determine.

Termination or Amendment

With the approval of our Board, the plan administrator may terminate, amend, or modify the 2001 Incentive Plan at any time. However, we must obtain stockholder approval for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the plan, to permit the grant of options with an exercise price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

Code Section 409A

To the extent that the plan administrator determines that any award granted under the 2001 Incentive Plan is subject to Section 409A of the Code (“Section 409A”), the award agreement evidencing such award will incorporate the terms and conditions required by Section 409A. In the event that the plan administrator determines that any award may be subject to Section 409A, the 2001 Incentive Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Employment Agreements

Mr. Harry L. Bosco

Our employment agreement with Mr. Bosco, originally dated July 31, 2001 and amended on November 1, 2004 and June 20, 2007, provides that Mr. Bosco will serve as our President and Chief Executive Officer. The current term of Mr. Bosco’s employment agreement extends until October 31, 2008, and will automatically renew on that date and each subsequent anniversary for successive one-year periods unless either party provides at least 60 days written notice of its intent not to renew the employment term. Mr. Bosco’s annual base salary under the agreement is $500,000. In addition, he is eligible to receive a target annual bonus under our performance bonus plan in an amount equal to 50% to 60% of his base salary.

Mr. Bosco received the following stock option and restricted stock grants under his employment agreement:

•	Options granted on July 31, 2001 to purchase 1,000,000 shares of our common stock at an exercise price of $15.00 per share. These options vested in equal annual installments on each of the first four anniversaries of Mr. Bosco’s commencement of employment (November 1, 2000);

•	Options granted on November 1, 2004 to purchase 150,000 shares of our common stock at an exercise price of $15.00 per share. These options vest in equal annual installments on each of the first three anniversaries of the date of grant, subject to accelerated vesting in the event of a termination of Mr. Bosco’s employment by us without “cause” or by him for “good reason” or due to Mr. Bosco’s death or disability (see “Executive Compensation — Potential Payments upon Termination or Change of Control” below); and

•	66,666 shares of restricted stock issued on November 1, 2004. The shares of restricted stock will vest in equal installments on February 20, 2008 and February 20, 2009, subject to accelerated vesting in the event of a termination of Mr. Bosco’s employment by us without cause or by him for good reason or by reason of his death or disability.

In addition, on June 20, 2007, in connection with the amendment to Mr. Bosco’s employment agreements, the Compensation Committee approved a grant of options to Mr. Bosco to purchase 150,000 shares of our common stock, such grant to be made on August 15, 2007 with an exercise price to be equal to the closing price of our common stock on such date. Such options will vest in equal annual installments on each of the first four anniversaries of the date of grant.

Mr. Bosco’s employment agreement further provides that in the event that his employment is terminated by us without cause or by him for good reason, we will pay him severance in an amount equal to 100% of his annual base salary.

Pursuant to his employment agreement, Mr. Bosco is prohibited from competing with us for a period of six months following a termination of his employment. During this period, Mr. Bosco is also restricted from (i) soliciting our employees to terminate their relationships with us and (ii) soliciting or interfering with our relationship with any of our customers, suppliers or licensees. Mr. Bosco has also executed a confidentiality agreement containing customary provisions protecting our intellectual property rights and confidential information.

Mr. Michael C. Chan

Our employment agreement with Mr. Chan, originally dated August 24, 2001 and amended on April 20, 2004 and October 4, 2006, provides that Mr. Chan will serve as our Executive Vice President, Business Development. The current term of Mr. Chan’s employment agreement extends until December 1, 2008. Mr. Chan’s annual base salary under the agreement is $325,000. In addition, he is eligible to receive a target annual bonus under our performance bonus plan in an amount equal to 50% to 60% of his base salary.

Pursuant to his employment agreement, we granted Mr. Chan stock options to purchase 200,000 shares of our common stock at an exercise price of $15.00 per share. These options vested in equal annual installments on December 1, 2001, 2002, 2003 and 2004.

Mr. Chan’s employment agreement further provides that in the event that his employment is terminated by us without “cause” or by him for “good reason” we will pay him severance in an amount equal to 100% of his annual base salary (see “Executive Compensation — Potential Payments upon Termination or Change of Control” below).

Pursuant to his employment agreement, Mr. Chan is prohibited from competing with us for a period of six months following a termination of his employment. During this period, Mr. Chan is also restricted from (i) soliciting our employees to terminate their relationships with us and (ii) soliciting or interfering with our relationship with any of our customers, suppliers or licensees. Mr. Chan has also executed a confidentiality agreement containing customary provisions protecting our intellectual property rights and confidential information.

Mr. Chi-Ho Christopher Lin

Our employment agreement with Mr. Lin, originally dated August 24, 2001 and amended on April 19, 2004 and October 4, 2006, provides that Mr. Lin will serve as our Senior Vice President, Sales and Marketing. The current term of Mr. Lin’s employment agreement extends until December 1, 2008. Mr. Lin’s annual base salary under the agreement is $275,000. In addition, he is eligible to receive a target annual bonus under our performance bonus plan in an amount equal to 40% to 50% of his base salary.

Pursuant to his employment agreement, we granted to Mr. Lin stock options to purchase 133,333 shares of our common stock at an exercise price of $15.00 per share. These options vested in equal annual installments on December 1, 2001, 2002, 2003 and 2004.

Mr. Lin’s employment agreement further provides that in the event that his employment is terminated by us without “cause” or by him for “good reason” we will pay him severance in an amount equal to 100% of his annual base salary (see “Executive Compensation — Potential Payments upon Termination or Change of Control” below).

Pursuant to his employment agreement, Mr. Lin is prohibited from competing with us for a period of six months following a termination of his employment. During this period, Mr. Lin is also restricted from (i) soliciting our employees to terminate their relationships with us and (ii) soliciting or interfering with our relationship with any of our customers, suppliers or licensees. Mr. Lin has also executed a confidentiality agreement containing customary provisions protecting our intellectual property rights and confidential information.

Mr. Robert J. Nobile

Our employment agreement with Mr. Nobile, dated March 5, 2001 and amended on April 11, 2007, provides that Mr. Nobile will serve as our Senior Vice President, Finance. Mr. Nobile’s employment under this agreement is at-will and is not for any fixed term. Mr. Nobile’s annual base salary under the agreement is $265,000 and he is eligible to receive an annual target bonus under our performance bonus plan in an amount equal to up to 50% of his base salary. The agreement also provides that Mr. Nobile will be eligible to participate in our medical, dental, life and disability insurance plans and 401(k) plan, and any executive automobile policy that we may maintain.

Pursuant to his employment agreement, we granted Mr. Nobile stock options to purchase 50,000 shares of our common stock at an exercise price of $15.00 per share. These options vested in equal annual installments on each of the first four anniversaries of Mr. Nobile’s commencement of employment.

Mr. Nobile’s employment agreement further provides that in the event that his employment is terminated by us without “cause” we will pay him severance in an amount equal to 100% of his annual base salary (see “Executive Compensation — Potential Payments upon Termination or Change of Control” below).

Mr. Nobile has also executed a confidentiality agreement containing customary provisions protecting our intellectual property rights and confidential information and has agreed to abide by any non-competition and non-solicitation policies which we may adopt from time to time.

Ms. Tammy Wedemeyer

Pursuant to our employment agreement with Ms. Wedemeyer, dated December 15, 2000, Ms. Wedemeyer serves as our Vice President, Business Operations. Ms. Wedemeyer’s employment under this agreement is at-will and is not for any fixed term. Ms. Wedemeyer’s annual base salary is $185,000 and, pursuant to the agreement, Ms. Wedemeyer is eligible to receive an annual target bonus under our performance bonus plan in an amount equal to 30% to 40% of her base salary. This agreement also provides that Ms. Wedemeyer is eligible to participate in our medical, dental, life and disability insurance plans and 401(k) plan.

Pursuant to her agreement, we granted Ms. Wedemeyer stock options to purchase 33,333 shares of our common stock at an exercise price of $15.00 per share. These options vested in equal annual installments on each of the first four anniversaries of Ms. Wedemeyer’s commencement of employment. Our employment agreement with Ms. Wedemeyer does not provide for any payments to her upon termination of her employment or a change of control of the Company.

Ms. Wedemeyer has also executed a confidentiality agreement containing customary provisions protecting our intellectual property rights and confidential information and has agreed to abide by any non-competition and non-solicitation policies which we may adopt from time to time.

All Other Compensation

There are no perquisites or tax gross-up reimbursements available to the Named Executive Officers. The Named Executive Officers have access to the same facilities and workplace amenities as do all of our employees.

Contributions to Vested and Unvested Defined Contribution Plans and Life Insurance Premiums

The following table sets forth our contributions to the 401(k) Plan, which are discussed more fully in the Compensation Discussion and Analysis section on page 17.

		401(k) Plan
		Company
Named Executive Officer	Year	Contributions

Harry L. Bosco	2007	$9,282
Michael C. Chan	2007	$9,110
Chi-Ho Christopher Lin	2007	$9,151
Robert J. Nobile	2007	$9,101
Tammy L. Wedemeyer	2007	$6,945

Grants of Plan-Based Awards

There were no grants of plan-based awards made to our Named Executive Officers for the year ended March 31, 2007. The company intends to grant to the Named Executive Officers stock options to purchase the following number of shares of our common stock in fiscal year 2008 based on fiscal year 2007 performance: Harry L. Bosco — 150,000, Michael C. Chan — 35,000, Chi-Ho Christopher Lin — 25,000, Robert J. Nobile — 25,000, and Tammy L. Wedemeyer — 20,000.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at March 31, 2007 granted to each of our Named Executive Officers.

	Option Awards					Stock Awards
			Equity						Equity Incentive
			Incentive Plan					Equity Incentive	Plan Awards:
			Awards:				Market	Plan Awards:	Market or
	Number of	Number of	Number of			Number of	Value of	Number of	Payout Value of
	Securities	Securities	Securities			Shares of	Shares or	Unearned	Unearned
	Underlying	Underlying	Underlying			Units of	Units of	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Other Rights	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	That Have Not	That Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Harry L. Bosco	1,000,000	0	0	$15.00	11/1/2010	66,666	$985,990	0	$0
	100,000	50,000	0	$15.00	11/1/2014
Michael C. Chan	200,000	0	0	$15.00	12/1/2010	25,000	$369,750	0	$0
Chi-Ho Christopher Lin	133,333	0	0	$15.00	12/1/2010	16,666	$246,490	0	$0
Robert J. Nobile	50,000	0	0	$15.00	3/5/2011	16,666	$246,490	0	$0
Tammy L. Wedemeyer	33,333	0	0	$15.00	1/1/2011	16,666	$246,490	0	$0

Option Exercises and Stock Vested

No options were exercised and no stock awards vested for any of our Named Executive Officers for the year ended March 31, 2007.

Potential Payments upon Termination or Change of Control

Employment Agreements

In order to achieve our paramount objective of attracting and retaining the most talented executives, as well as motivating such executives throughout their tenure with us, we believe it is vital to provide our executive officers with severance payments. To this end, we offer severance payments in an amount equal to one times the executive’s annual base salary to certain of our Named Executive Officers (i.e., Messrs. Bosco, Lin, Nobile and Chan) in the event of a termination of the executive’s employment without “cause” (as defined below) and, in certain instances, by the executive for “good reason” (as defined below).

In each of the employment agreements for Messrs. Bosco, Lin and Chan, “cause” is defined as the occurrence of any one or more of the following events: (i) the commission of a felony, or the commission of any other act or omission involving dishonesty or fraud with respect to Opnext or any of its subsidiaries or affiliates or any of their customers or suppliers; (ii) conduct tending to bring Opnext or any of its subsidiaries or affiliates into substantial public disgrace or disrepute; (iii) breach of the proprietary information agreement they entered into in connection with their employment; (iv) fraud or embezzlement, gross negligence or willful misconduct with respect to Opnext or any of its subsidiaries or affiliates; or (v) egregious or bad faith performance of, or failure to perform, the duties of their position.

In addition, “good reason” is defined in the employment agreements for Messrs. Bosco, Lin and Chan as the occurrence of any one or more of the following events, along with Opnext’s failure to cure the circumstances constituting good reason within 20 days after the receipt of notice thereof: (i) a material and substantial diminution of executive’s duties or responsibilities or executive’s removal from his position, or (ii) a reduction by Opnext of executive’s base salary or target bonus range. The agreements provide that to constitute resignation for “good reason” the executive must resign within 30 days after the end of the 20-day cure period.

As applied to our Chief Financial Officer, in the event that Mr. Nobile is terminated by the Company without cause, Mr. Nobile will be entitled to a payment equal to 100% of the sum of his then-current annual base salary. In Mr. Nobile’s employment agreement, “cause” is defined as: (i) engagement in misconduct which is materially injurious to Opnext or any of its affiliates; (ii) continued failure to substantially perform his duties to Opnext or any of its subsidiaries other than as a result of physical or mental disability; (iii) repeated dishonesty in the performance of his duties to Opnext or any of its subsidiaries; (iv) commission of an act or acts constituting any (A) fraud against, or misappropriation or embezzlement from Opnext or any of its affiliates, (B) a crime involving moral turpitude, or (C) an offense that could result in a jail sentence of at least 30 days; or (v) material breach of any confidentiality, non-solicitation, non-competition or inventions covenant entered into between Mr. Nobile and Opnext or any of its subsidiaries. There is no provision in Mr. Nobile’s employment agreement which addresses termination for good reason or upon Mr. Nobile’s death or disability.

Ms. Wedemeyer’s employment agreement does not provide for any payments upon termination of her employment with the Company or a change of control of the Company.

Assuming a termination of employment as of March 31, 2007, the severance benefits described above would have resulted in payments of the following amounts to each of the respective Named Executive Officers: Mr. Bosco — $400,000; Mr. Chan — $325,000, Mr. Nobile — $250,000, Mr. Lin — $275,000, and Ms. Wedemeyer — $0.

Stock Option and Restricted Stock Agreements

Except with respect to Mr. Bosco, all of the current stock options of the Named Executive Officers are fully vested with no remaining acceleration benefits. Mr. Bosco is, thus, the only Named Executive Officer to whom the accelerated vesting feature of the nonqualified stock option agreements would apply upon termination without cause or for good reason, due to his death or “disability” (as defined below), or upon a change of control and termination of employment. In November 2004, Mr. Bosco was issued stock options that vest over a three-year period. The final tranche of options to purchase 50,000 shares of our common stock, which are scheduled to vest in November 2007, could be subject to such accelerated vesting. However, since as of March 31, 2007, the market price of our common stock was below the $15.00 strike price of Mr. Bosco’s options, such accelerated vesting would not have resulted in any benefit to Mr. Bosco as of such date.

“Disability” is defined in Mr. Bosco’s employment agreement to mean that Mr. Bosco is unable to effectively perform his duties and responsibilities, as determined by the Board, for more than 180 days during any twelve (12) month period by reason or any physical or mental injury, illness or incapacity.

In addition, Mr. Bosco was awarded 66,666 shares of restricted stock issued on November 1, 2004. The shares of restricted stock are scheduled to vest in equal installments on February 20, 2008 and February 20, 2009, however, such shares are subject to accelerated vesting pursuant to the terms of our employment agreement with Mr. Bosco in the event of a termination of Mr. Bosco’s employment by us without cause, or by him for good reason, or by reason of his death of disability. The market value of Mr. Bosco’s unvested shares of restricted stock as of March 31, 2007 was $985,990, as listed in the table under the caption, “Outstanding Equity Awards at Fiscal Year End.”

The terms of our restricted stock agreements with each of the other Named Executive Officers do not provide for acceleration under any circumstances.

Change in Control Provisions

Our 2001 Incentive Plan provides that, except as may otherwise be provided in a written agreement between the participant and us, in the event of a Change in Control of Opnext (as defined below) in which awards under the plan are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a Change in Control, the plan administrator may cause any and all awards outstanding under the 2001 Incentive Plan to terminate at a specific time in the future and will give each participant the right to exercise such awards during a period of time as the plan administrator, in its sole and absolute discretion, will determine.

“Change in Control” in defined in the 2001 Incentive Plan to include each of the following:

•	A transaction or series of transactions (other than an offering of shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act of 1934, as amended) (other than the Company, any of its subsidiaries, Hitachi, Ltd., an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

•	During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described herein) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

•	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

•	Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

•	After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

•	The Company’s stockholders approve a liquidation or dissolution of the Company.

The Board has full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

DIRECTOR COMPENSATION

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for the fiscal year ended March 31, 2007. Any board member who is also an employee of the company does not receive separate compensation for service on the board.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Director	Cash(1)	Awards	Awards	Compensation	Earnings	Compensation(2)	Total

Kendall Cowan	$3,819.44	$0	$0	$0	$0	$763.89	$4,583.33
Isamu Kuru	$3,763.89	$0	$0	$0	$0	$763.89	$4,527.78
David Lee	$6,125.00	$0	$0	$0	$0	$3,125.00	$9,250.00
Ryuichi Otsuki	$5,125.00	$0	$0	$0	$0	$3,125.00	$8,250.00
John F. Otto	$7,319.44	$0	$0	$0	$0	$3,125.00	$10,444.44
Naoya Takahashi	$6,125.00	$0	$0	$0	$0	$3,125.00	$9,250.00

(1)	Non-employee directors receive an annual retainer of $25,000 as fees related to their service on the Board. For serving as Chairman of the Audit Committee, Mr. Cowan receives an annual retainer of $5,000 in addition to the foregoing retainer of $25,000. For serving as Chairman of the Compensation Committee, Mr. Otto receives an annual retainer of $5,000 in addition to the foregoing retainer of $25,000. Non-employee directors receive $2,000 for attendance at each Board meeting and $500 for attendance at each committee meeting and are reimbursed for reasonable expenses incurred to attend meetings of the Board or Committees.

(2)	Non-employee directors receive quarterly cash compensation at an annual rate equal to $25,000 until the Annual Meeting, at which time such non-employee directors will be granted restricted stock or restricted stock units.

AUDIT MATTERS

Audit Committee Report*

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the Company’s audited consolidated financial statements as of and for the year ended March 31, 2007.

The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young their independence and satisfied itself as to the independence of the independent registered public accountants.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007 filed with the SEC.

Audit Committee of the Board of Directors

Kendall W. Cowan, Chairman
Dr. Isamu Kuru
John F. Otto, Jr.

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

The following summarizes the aggregate fees paid to Ernst & Young for the years ended March 31, 2007 and 2006:

	Year Ended
	March 31,	March 31,
	2007	2006

Audit Fees(1)	$525,000	$400,000
Audit-Related Fees(2)	839,000	—
Tax Fees(3)	39,500	38,400

Total Fees	$1,403,500	$438,400

(1)	Audit fees consist primarily of fees billed in connection with the annual audit of the consolidated financial statements of Opnext, Inc. and its subsidiaries, including review of the consolidated unaudited quarterly financial statements by Ernst & Young, LLP.

(2)	Audit-related fees consist of fees billed in connection with the Company’s Registration Statement on Form S-1, including comfort letters and other matters related to the initial public offering of the Company.

(3)	Tax fees consist of fees billed for professional services rendered for tax-related matters associated with Opnext Germany and miscellaneous tax-related consultations.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit service prior to the engagement of Ernst & Young for such service. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting, subject to the de minimis exception for non-audit services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee regularly reviews the transactions of each director and executive officer to determine if there are any circumstances that would require disclosure as a related person transaction in the Company’s public filings. All such related person transactions must be approved by the Audit Committee, as stated in the Audit Committee Charter.

Agreements with Hitachi and Clarity

Stockholders’ Agreement

In connection with the 2001 acquisition of our then outstanding Class A common stock we entered into a stockholders’ agreement dated as of July 31, 2001, as amended as of June 30, 2005 with our stockholders, namely, Hitachi, Clarity Partners, L.P., Clarity Opnext Holdings I, LLC, and Clarity Opnext Holdings II, LLC collectively referred to herein as Clarity. The parties entered into this agreement to (i) establish the composition of the Company’s Board, (ii) limit the manner and terms by which the Class A common stock may be transferred and (iii) establish the terms and agreements concerning the parties’ relationships and providing for the corporate governance of the Company.

The agreement provided that Hitachi had the right to maintain three representatives on our Board. Clarity had the right to maintain one representative on the Board and two observers on the Board. Under the agreement, for so long as Clarity held more than 10% of the total voting power of our outstanding securities, we, Hitachi and Clarity were required to take all necessary or desirable actions within each party’s control, so that one director is designated by Clarity. Pursuant to the Third Amendment to Stockholders’ Agreement dated as of January 23, 2007, the stockholders’ agreement terminated upon consummation of our initial public offering and neither Hitachi nor Clarity has a contractual right to board representation, and Clarity no longer has a contractual right to board observers.

Registration Rights Agreement

In connection with the 2001 acquisition of our then outstanding Class A common stock we entered into a registration rights agreement with Hitachi, Clarity Partners, L.P., Clarity Opnext Holdings I, LLC and Clarity Opnext Holdings II, LLC dated as of July 31, 2001. The agreement provides that at any time following 180 days after the initial public offering of our common stock, Clarity Partners, L.P., and Hitachi may make a written demand to register some or all of their shares. The agreement also grants Clarity Partners, LP and Hitachi “piggyback” registration rights other than in connection with an initial public offering of our common stock.

Option Grants

Pursuant to our 2001 Incentive Plan, as amended, we granted Hitachi the right to purchase 1,010,000 shares of our common stock at an exercise price of $15.00 per share. The options are currently vested and Hitachi may exercise these options at any time prior to the tenth anniversary of the grant date.

Pursuant to our 2001 Incentive Plan, as amended, we granted Clarity Management, L.P. the right to purchase 1,000,000 shares of our common stock at an exercise price of $15.00 per share. The options are currently vested and Clarity Management, L.P. may exercise these options at any time prior to the tenth anniversary of the grant date.

Agreements with Hitachi

Opnext Japan Intellectual Property License Agreement

Opnext Japan, Inc., or Opnext Japan, and Hitachi are parties to an Intellectual Property License Agreement, pursuant to which Opnext Japan licenses to Hitachi and its wholly owned subsidiaries, and Hitachi licenses to Opnext Japan (with a right to sublicense to its wholly owned subsidiaries and us and our wholly owned subsidiaries), on a fully paid-up, non-exclusive basis, intellectual property rights (patents, copyrights, mask works, software and trade secrets) related to the products of the business transferred by Hitachi to Opnext Japan, whether existing or which arise during the period from July 31, 2001 to July 31, 2011. The licenses granted under the agreement are irrevocable and: (i) with respect to patent rights, survive for so long as any applicable patent is valid; and (ii) with respect to all other intellectual property, perpetual. Opnext Japan may also sublicense the intellectual property rights licensed from Hitachi to its customers as necessary or appropriate in connection with the completion of Opnext Japan’s products or services, to complete the sale of products and services in the ordinary course of business, or to enable joint development of a product or service to be manufactured and sold by Opnext Japan to a customer. However, such sublicense rights are subject to Hitachi’s consent and Hitachi may condition its consent on Opnext Japan making changes requested by Hitachi, or in lieu of providing such consent, Hitachi may elect to enter a license agreement directly with a customer. Hitachi has also agreed to sublicense its rights to third party agreements to Opnext Japan, to the extent that Hitachi has the right to make available such rights to Opnext Japan, in accordance with the terms and conditions of the agreement.

Hitachi covenants not to sue Opnext Japan, us or sublicensees of Opnext Japan, and Opnext Japan covenants not to sue Hitachi or sublicensees of Hitachi, for infringement of any intellectual property related to the business. Each party’s covenant not to sue also extends to customers of the other party (and our customers in the case of Hitachi’s covenant not to sue), provided that it only extends to the products or methods provided by Opnext Japan or Opnext, and not to customer products or methods that incorporate products of Opnext Japan or Opnext if the customer products or methods infringe intellectual property of Hitachi that is not licensed to Opnext Japan under this agreement. Each party indemnifies the other party for losses arising from any breach of any covenant under the agreement. If a party commits a material breach that remains uncured for 60 days following notice of such breach, the other party may terminate its obligation to license intellectual property developed or filed on or after the effective date of termination, provided that the licenses granted for intellectual property developed or filed prior to the effective date of termination shall continue pursuant to the terms and conditions of the agreement.

Opto Device Intellectual Property License Agreement

On October 1, 2002, we acquired Opto Device, Ltd., the optical devise business of Hitachi (“Opto Device”). In connection with the acquisition, Opto Device and Hitachi entered into an Intellectual Property License Agreement, pursuant to which Opto Device licenses to Hitachi and its wholly owned subsidiaries, and Hitachi licenses to Opto Device (with a right to sublicense to its wholly owned subsidiaries and us and our wholly owned subsidiaries), on a fully paid-up, non-exclusive basis, intellectual property rights (patents, copyrights, mask works, software and trade secrets) related to the products of the business transferred by Hitachi to Opto Device, whether existing or which arise during the period from October 1, 2002 to October 1, 2012. The licenses granted under the agreement are irrevocable and: (i) with respect to patent rights, survive for so long as any applicable patent is valid; and (ii) with respect to all other intellectual property, perpetual. Opto Device may also sublicense the intellectual property rights licensed from Hitachi to its customers as necessary or appropriate in connection with the completion of Opto Device’s products or services, to complete the sale of products and services in the ordinary course of business, or to enable joint development of a product or service to be manufactured and sold by Opto Device to a customer. However, such sublicense rights are subject to Hitachi’s consent and Hitachi may condition its consent on Opto Device making changes requested by Hitachi, or in lieu of providing such consent, Hitachi may elect to enter a license agreement directly with a customer. Hitachi has also agreed to sublicense its rights to third party agreements to Opto Device, to the extent that Hitachi has the right to make available such rights to Opto Device, in accordance with the terms and conditions of the agreement.

Hitachi covenants not to sue Opto Device, us or sublicensees of Opto Device, and Opto Device covenants not to sue Hitachi or sublicensees of Hitachi, for infringement of any intellectual property related to the business. Each party’s covenant not to sue also extends to customers of the other party (and our customers in the case of Hitachi’s covenant not to sue), provided that it only extends to the products or methods provided by Opto Device or Opnext, and not to customer products or methods that incorporate products of Opto Device or Opnext if the customer products or methods infringe intellectual property of Hitachi that is not licensed to Opto Device under this agreement. Each party indemnifies the other party for losses arising from any breach of any covenant under the agreement. If a party commits a material breach that remains uncured for 60 days following notice of such breach, the other party may terminate its obligation to license intellectual property developed or filed on or after the effective date of termination, provided that the licenses granted for intellectual property developed or filed prior to the effective date of termination shall continue pursuant to the terms and conditions of the agreement. Pursuant to the merger of Opto Device into Opnext Japan on March 31, 2003, this agreement was assumed by Opnext Japan.

Opnext Japan Intellectual Property License Agreement with Hitachi Communication Technologies, Ltd.

Opnext Japan and Hitachi Communication Technologies, Ltd (“Hitachi Communication”) are parties to an Intellectual Property License Agreement, pursuant to which Opnext Japan licenses to Hitachi Communication and its wholly owned subsidiaries, and Hitachi Communication licenses to Opnext Japan (with a right to sublicense to its wholly owned subsidiaries and us and our wholly owned subsidiaries), on a fully paid-up, non-exclusive basis, intellectual property rights (patents, copyrights, mask works, software and trade secret) related to the business transferred by Hitachi to Opnext Japan, whether existing or which arise during the period from July 31, 2001 to July 31, 2011. The licenses granted under the agreement expire July 31, 2011, provided that the license to intellectual property which is licensed as of such date will continue on reasonable terms and conditions to be agreed upon between the parties, until such intellectual property expires. Opnext Japan may also sublicense the intellectual property rights licensed from Hitachi Communication to its customers as necessary or appropriate in connection with the completion of Opnext Japan’s products or services, to complete the sale of products and services in the ordinary course of business, or to enable joint development of a product or service to be manufactured and sold by Opnext Japan to a customer. However, such sublicense rights are subject to Hitachi’s consent and Hitachi may condition its consent on Opnext Japan making changes requested by Hitachi, or in lieu of providing such consent, Hitachi may elect to enter a license agreement directly with a customer.

Hitachi Communication covenants not to sue Opnext Japan or us or any sublicensees of Opnext Japan, and Opnext Japan covenants not to sue Hitachi Communication or its wholly owned subsidiaries, or Hitachi Communication’s sublicensees, for infringement of any intellectual property related to Opnext Japan’s business. Each party’s covenant not to sue also extends to customers of the other party (and our customers in the case of Hitachi Communication’s covenant not to sue), provided that it only extends to the products or methods provided by Opnext Japan or Opnext, and not to customer products or methods that incorporate products of Opnext Japan or Opnext if the customer products or methods infringe intellectual property of Hitachi Communication that is not licensed to Opnext Japan under this agreement. Each party indemnifies the other party for losses arising from any breach of any covenant under the agreement. If a party commits a material breach that remains uncured for 60 days following notice of such breach, the other party may terminate its obligation to license intellectual property under the agreement, and if it elects to exercise such option, it is obligated to negotiate in good faith the terms of a new license agreement for the same intellectual property on commercially reasonable terms.

Opnext Research and Development Agreement

We are parties with Hitachi to a Research and Development Agreement pursuant to which Hitachi provides research and development support to us and/or our affiliates (other than Opnext Japan). Under the agreement, Hitachi supports research and development projects requested by us. To the extent any intellectual property (patents, copyrights, mask works, software and trade secrets) directly results from the research, we will own it provided we fund 100% of the costs of the research, or we will be a joint owner where we fund 50% or more of the costs of the research or provide other contributions. In all other cases, Hitachi will own any intellectual property resulting from the research. We license to Hitachi and its wholly owned subsidiaries any such intellectual property owned by us, and Hitachi licenses to us (with a right to sublicense to our wholly owned subsidiaries) any such intellectual property owned by Hitachi. These licenses are irrevocable and: (i) with respect to patent rights, survive for so long as any applicable patent is valid; and (ii) with respect to all other intellectual property, perpetual.

Each party indemnifies the other party for losses arising from any breach of any covenant under the agreement. Hitachi indemnifies us from any losses arising from a third party claim that intellectual property licensed by Hitachi to us under the agreement infringes such third party’s intellectual property rights. We indemnify Hitachi from any losses arising from a third party claim that products developed or manufactured by us or specifications and instructions provided to Hitachi infringe such third party’s intellectual property rights. The parties will jointly defend infringement claims involving jointly owned intellectual property. If a party commits a material breach that remains uncured for 60 days following notice of such breach, the other party may terminate its obligation to license intellectual property developed or filed on or after the effective date of termination, provided that the licenses granted for intellectual property developed or filed prior to the effective date of termination shall continue pursuant to the terms and conditions of the agreement. This agreement expires on February 20, 2012.

Opnext Japan Research and Development Agreement

Opnext Japan and Hitachi are parties to a Research and Development Agreement pursuant to which Hitachi provides research and development support to Opnext Japan and/or its affiliates. The agreement was amended on October 1, 2002 to include Opto Device under the same terms and conditions as Opnext Japan, and to expand the scope to include research and development support related to Opto Device’s business. Under the agreement, Hitachi supports research and development projects requested by Opnext Japan. To the extent any intellectual property (patents, copyrights, mask works, software and trade secrets) directly results from the research, Opnext Japan will own it provided Opnext Japan funds 100% of the costs of the research, or will be a joint owner where it funds 50% or more of the costs of the research or provides other contributions. In all other cases, Hitachi will own any intellectual property resulting from the research. Opnext Japan licenses to Hitachi and its wholly owned subsidiaries any such intellectual property owned by Opnext Japan, and Hitachi licenses to Opnext Japan (with a right to sublicense to its wholly owned subsidiaries and us and our wholly owned subsidiaries) any such intellectual property owned by Hitachi. These licenses are irrevocable and: (i) with respect to patent rights, survive for so long as any applicable patent is valid; and (ii) with respect to all other intellectual property, perpetual. The research and development expenditures relating to the agreement are generally negotiated semi-annually on a fixed fee project basis and were $4.2 million for the year ended March 31, 2007.

Each party indemnifies the other party for losses arising from any breach of any covenant under the agreement. If a party commits a material breach that remains uncured for 60 days following notice of such breach, the other party may terminate its obligation to license intellectual property developed or filed on or after the effective date of termination, provided that the licenses granted for intellectual property developed or filed prior to the effective date of termination shall continue pursuant to the terms and conditions of the agreement. This agreement expires on February 20, 2012.

Pursuant to this agreement, Opnext Japan and Hitachi have entered into various research and development agreements that provide for the terms and conditions of specific research projects.

Opnext Japan Outsourcing Agreement

Opnext Japan, Inc. and Hitachi, Ltd. are parties to an Outsourcing Agreement, which requires Hitachi to provide services, including administrative services in the areas of human resources, finance and accounting, information systems, procurement, and other general support. Hitachi may provide the services through third party subcontractors. Fees for the services are adjusted every six months based on volume forecasts submitted by Opnext Japan and fees submitted by Hitachi for discussion between the parties. Unless otherwise mutually agreed, volume forecasts and fees submitted by each party will apply for the upcoming period. Specific charges for such services amounted to $1.3 million for the year ended March 31, 2007. Each party indemnifies the other party against third party claims resulting from such party’s gross negligence or willful misconduct. Each party’s liability for damages arising out of the agreement is limited to an amount equal to payments made by Opnext Japan to Hitachi for the services during the nine months prior to the first claim.

The term of the agreement expires on July 31, 2007. Thereafter, the agreement will renew automatically for additional one-year periods unless either party provides written notice of its intent not to renew the agreement. Opnext Japan may terminate the agreement upon 60 days notice. Hitachi may terminate the agreement for material breach that remains uncured for 60 days after written notice of such breach or default, or for failure to pay that remains uncured for 30 days in the first instance or for ten days with respect to subsequent failures.

Opnext Preferred Provider Agreement

We are parties with Hitachi to a Preferred Provider Agreement pursuant to which Hitachi agrees to purchase all of its requirements with respect to optoelectronic components from us; provided that: (i) such components meet Hitachi’s specifications and delivery requirements; (ii) we give Hitachi the most favorable aggregate price for comparable components and comparable volumes, and (iii) such obligation is subject to Hitachi’s product requirements. Hitachi’s obligation to purchase these products from us is excused when customers require that products be sourced from multiple vendors or from vendors unaffiliated with Opnext, when prudent business practices require Hitachi to maintain a second supply source, or when Opnext is unable to meet Hitachi’s or its customers’ requirements for technical support, technical data, or time to market for new products. The terms for procuring such components are set forth in the Opnext Japan Procurement Agreement described below. Each party’s liability for damages arising out of the agreement during any 12-month period is limited to $36.0 million U.S. dollars, except in connection with a breach of a party’s confidentiality obligations. The term of the agreement expires on July 31, 2007. Thereafter, the agreement will renew automatically for additional one-year periods unless either party provides written notice of its intention not to renew the agreement. Either party may terminate the agreement for material breach or default that remains uncured for 60 days after written notice of such breach or default.

Sales to Hitachi and its subsidiaries under this agreement and the Opnext Japan Procurement Agreement, as described below, were $9.7 million for the year ended March 31, 2007. At March 31, 2007, we had accounts receivable from Hitachi and its subsidiaries of $3.0 million.

Opnext Japan Procurement Agreement

Opnext Japan and Hitachi are parties to a Procurement Agreement pursuant to which, each month, Hitachi provides a rolling three-month forecast of Hitachi’s purchase plans with respect to products and components of Opnext Japan or any other Opnext entity. The forecast for the first two months is a firm and binding commitment to purchase. Pricing is negotiated semiannually, but Opnext Japan commits to provide Hitachi with prices that are at least as favorable to the lowest aggregate prices Opnext Japan provides to other customers for comparable products and volumes. Opnext Japan indemnifies Hitachi against claims arising out of or resulting from any product defects. With respect to infringement of third party intellectual property rights, Hitachi is responsible where the infringement is caused by a product design as of July 31, 2001, or by any intellectual property assigned or licensed by Hitachi to us, and Opnext Japan is responsible where the infringement is caused by new product designs or any other intellectual property. Each party’s liability for damages arising out of the agreement during any 12 month period is limited to $36.0 million U.S. dollars, except in connection with a breach of the limitations on assignment. The term of the agreement expires on July 31, 2007. Thereafter, the agreement will renew automatically for additional one-year periods unless either party provides written notice of its intent not to renew the agreement. Hitachi may terminate the agreement for breach of the agreement or upon our dissolution, bankruptcy or insolvency. So long as the Preferred Provider Agreement remains in effect, Hitachi may not terminate the agreement for any breach by Opnext Japan.

Opnext Raw Materials Supply Agreement

Opnext and Hitachi are parties to a Raw Materials Supply Agreement. Under the terms and conditions of the Raw Materials Supply Agreement, Hitachi has agreed to continue to make available for purchase by us laser chips and other semiconductor devices and all other raw materials that were provided by Hitachi to the business prior to or as of July 31, 2001 for our production of optoelectronics components. Pricing is negotiated between the parties, but Hitachi is obligated to provide prices that are no greater than the lowest aggregate price Hitachi charges similarly situated customers. For raw materials Hitachi purchases from third parties, Hitachi charges us the prices paid by Hitachi, net of any discounts obtained by Hitachi. Each party’s liability for damages arising out of the agreement during any 12 month period is limited to $24.0 million U.S. dollars or the aggregate dollar amount of materials projected to be purchased by us under the agreement in the following twelve month period, whichever is greater, except where Hitachi divests its telecommunications division and the acquirer does not agree to assume Hitachi’s obligations under this agreement as they relate to the raw materials. The term of the agreement expires on July 31, 2007. Thereafter, the agreement will renew automatically for additional one-year periods unless either party provides written notice of its intention not to renew the agreement. Either party may terminate the agreement for material breach or default that remains uncured for 60 days after written notice of such breach or default.

Purchases from Hitachi and its subsidiaries under this agreement were $41.6 million for the year ended March 31, 2007. At March 31, 2007, we had accounts payable to Hitachi and its subsidiaries of $9.3 million.

Opnext Trademark Indication Agreement

We are parties to a trademark indication agreement with Opnext Japan and Hitachi, pursuant to which Hitachi grants to Opnext Japan and us the right to use the trademark indication “Powered by Hitachi” on a royalty-free basis in connection with the advertising, marketing, and labeling of products and related services, subject to the terms and conditions of the agreement, and restrictions set forth in the agreement. The term of the agreement continues until February 20, 2008. Hitachi may also terminate the agreement for our or Opnext Japan’s material breach of the agreement which remains uncured or for which cure has not commenced within 30 days of notice of such breach. We and Opnext Japan will indemnify Hitachi for any third-party claims or threats of claims arising from our or Opnext Japan’s use of the indication. Following termination of this agreement, we must stop using the indication, except that we may continue to use it to fill any then outstanding purchase orders.

Opto Device Trademark Indication Agreement

Opto Device and Hitachi are parties to a trademark indication agreement, pursuant to which Hitachi grants to Opto Device the right to use the trademark indication “Powered by Hitachi” on a royalty-free basis in connection with the advertising, marketing, and labeling of products and related services, subject to the terms and conditions of the agreement, and restrictions set forth in the agreement. The term of the agreement continues until February 20, 2008. Hitachi may also terminate the agreement for Opto Device’s material breach of the agreement which remains uncured or for which cure has not commenced within 30 days of notice of such breach. Opto Device will indemnify Hitachi for any third-party claims or threats of claims arising from Opto Device’s use of the indication. Pursuant to the merger of Opto Device into Opnext Japan on March 31, 2003, this agreement was assumed by Opnext Japan. Following termination of this agreement, we must stop using the indication, except that we may continue to use it to fill any then outstanding purchase orders.

Opnext Logistics and Distribution Agreements

We entered into a Logistics Agreement on April 1, 2002 with Hitachi Transport System, Ltd., or Hitachi Transport, a wholly-owned subsidiary of Hitachi, pursuant to which Hitachi Transport provides to us and our subsidiaries logistic services such as transportation, delivery and warehouse storage. The agreement has an initial term of one year with automatic one-year renewals. Specific charges for such distribution services are based on volume at fixed per transaction rates generally negotiated on a semi-annual basis. Expenses were $2.2 million for the year ended March 31, 2007.

We sell our products directly to end users and through distributors. For the year ended March 31, 2007, certain subsidiaries of Hitachi acted as our distributors in Japan. In 2003, Opnext Japan entered into distribution agreements with Hitachi High Technologies, Renesas Technology Sales and Renesas Devices Sales which is a subsidiary of Renesas Technology Sales. These agreements are entered into for a one-year term and are automatically renewable for one-year periods. Such agreements are basic distributor contracts. Sales pursuant to these agreements were $10.3 million for the year ended March 31, 2007.

Software User License Agreement with Renesas Technology

Opnext Japan and Renesas Technology, one of Hitachi’s subsidiaries, are parties to a software user license agreement, pursuant to which Renesas Technology grants to Opnext Japan a non-exclusive royalty-free, fully paid-up right to duplicate, modify or alter proprietary software for use in developing, manufacturing and selling Opnext Japan’s products, which includes Renesas Technology’s microcomputer product or a version of the program for such product. The agreement also grants Opnext Japan the right to sublicense to third parties the right to use a copy of such proprietary software as a component part of Opnext Japan’s products, including the right to sublicense to a third party service provider for purposes of production of such software or manufacturing of Opnext Japan’s products. The initial term of the agreement expires on October 20, 2008 and automatically renews for additional one-year periods thereafter unless terminated earlier by mutual agreement.

Lease Agreement with Hitachi

Opnext Japan leases certain manufacturing and administrative premises from Hitachi located in Totsuka, Japan, pursuant to a lease agreement entered into between Opnext Japan and Hitachi. The original term of the lease was for one year and began on February 1, 2001. In 2002, Hitachi assigned the lease to Hitachi Communication Technologies, Ltd., a wholly-owned subsidiary of Hitachi. An amendment was thereafter entered into between Hitachi Communication Technologies, Ltd. and Opnext Japan, which, among others, modified the premises covered under the lease and according to which approximately 112,893 square feet (10,488 square meters) are now leased to Opnext Japan. A subsequent amendment was entered into between Hitachi Communication Technologies, Ltd. and Opnext Japan to extend the term of the lease. Pursuant to this amendment, the lease will terminate on September 30, 2011 and will be renewable for successive one-year terms, provided that neither party notifies its contrary intention.

The lease payments for these premises were $584,000 for the year ended March 31, 2007.

Lease Agreement with Renesas Technology

Opto Device leased certain manufacturing and administrative premises from Hitachi and one of its wholly-owned subsidiaries located in Komoro, Japan, pursuant to a lease agreement entered into between Opto Device, Hitachi and Hitachi Tohbu Semiconductor, Ltd., or HTS. The initial term of the lease agreement was for a five-year period and began on October 1, 2002. The lease was assigned from Opto Device to Opnext Japan when Opto Device was merged into Opnext Japan effective March 1, 2003, and Hitachi assigned the lease to Renesas Technology, one of Hitachi’s subsidiaries. Opnext Japan and Renesas Technology entered into a lease agreement pursuant to which the term of the lease will terminate on March 31, 2011, with an automatic five-year extension, subject to either party’s contrary intent. Under this agreement, Renesas Technology has the option to increase the rent upon the occurrence of certain circumstances during the term of the lease.

The lease payments for these properties were $65,000 for the year ended March 31, 2007.

Lease Agreement with Chuo Shoji

Chuo Shoji, Ltd., or Chuo Shoji, one of Hitachi’s subsidiaries, leases office space located in Chiyoda-ku (Tokyo), Japan to Opnext Japan. The building is owned by Tokyo Tatemono Co., Ltd., or Tokyo Tatemono, and leased to Chuo Shoji. The term of the lease agreement is for two years and commenced on June 12, 2004.

It is automatically renewable for successive periods of two years unless either party gives notification to terminate the lease to the other party six months or more prior to the end of then current term. The current term expires on June 11, 2008. Both Chuo Shoji and Opnext Japan have the right to terminate the lease during the lease term provided that the party wishing to terminate gives the other party at least six months prior notice, or in the case of Opnext Japan, pays Chuo Shoji the amount equal to six months’ lease payments. Opnext Japan executed a letter of guarantee for the benefit of Tokyo Tatemono, according to which the lease agreement between Opnext Japan and Chuo Shoji shall be terminated and Opnext Japan shall vacate the premises in the event that the lease agreement between Chuo Shoji and Tokyo Tatemono is terminated.

The annual lease payment under this agreement was $98,000 for the year ended March 31, 2007.

Lease Agreement with Hitachi Europe GmbH

Opnext GmbH is party to a lease agreement with Hitachi Europe GmbH, under which Hitachi Europe GmbH leases office space and other services to Opnext Germany GmbH in Munich, Germany. The agreement became effective on December 1, 2001 and remains in force unless and until terminated by either party. Under this agreement, Opnext GmbH pays for the cost of the actual occupied office space and reimburses Hitachi Europe GmbH for various costs that Hitachi Europe GmbH incurs in providing certain services.

The lease payments under this agreement were $50,000 for the year ended March 31, 2007.

Opnext Japan Secondment Agreements

Opnext Japan, Inc. and Hitachi entered into a one-year secondment agreement effective February 1, 2001 with automatic annual renewals, which provides for the details of the secondment of Hitachi employees to Opnext Japan, Inc. After July 31, 2005, Hitachi is entitled to terminate the secondment agreements.

As of March 31, 2007, there were five seconded employees. Expenses associated with these employees were $362,000 for the year ended March 31, 2007.

Opto Device Secondment Agreements

Opto Device entered into one-year secondment agreements respectively with Hitachi and Hitachi Tohbu Semiconductor, Ltd., or HTS, one of Hitachi’s wholly-owned subsidiaries, effective October 1, 2002 with automatic annual renewals. After September 30, 2006, Hitachi and HTS are each respectively entitled to terminate the secondment agreements.

As of March 31, 2007, there were two seconded employees. Expenses associated with these employees were $234,000 for the year ended March 31, 2007.

Capital Leases with Hitachi Capital Corporation

Opnext Japan has entered into capital leases with Hitachi Capital Corporation to finance certain equipment purchases. For the year ended March 31, 2007, Opnext Japan had outstanding capital leases with Hitachi Capital Corporation of $16.0 million. The terms of the leases generally range from 3 to 5 years and can be renewed at renegotiated terms or purchased at the residual value upon expiration. Opnext Japan can terminate the leases at its discretion in return for a penalty payment as stated in the lease contracts.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership of all equity and derivative securities with the SEC and with NASDAQ. SEC regulations also require that a copy of all Section 16(a) forms filed with the SEC be furnished to the Company by Reporting Persons. Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during and with respect to the year ended March 31, 2007, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2008 proxy statement, your proposal must be received by us no later than April 5, 2008, and must otherwise comply with the regulations of the SEC regarding inclusion of stockholder proposals in company-sponsored proxy materials. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Bylaws.  Under our Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2008 annual meeting of stockholders that will not be included in our proxy statement, you must comply with the procedures described below. In addition, you must notify us in writing and such notice must be delivered to our Corporate Secretary no earlier than May 8, 2008, and no later than June 7, 2008.

You may write to our Corporate Secretary at our principal executive office, 1 Christopher Way, Eatontown, New Jersey 07724, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Opnext, Inc., 1 Christopher Way, Eatontown, New Jersey 07724, or contact Investor Relations by telephone at (732) 544-3212. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

By Order of the Board of Directors

Tammy L. Wedemeyer
Corporate Secretary

July 30, 2007

EXHIBIT A

AUDIT COMMITTEE CHARTER
of the Audit Committee
of Opnext, Inc.

This Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Opnext, Inc. (the “Company”) on February 5, 2007.

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities as may be required by applicable law, the Nasdaq Stock Market, the Company’s certificate of incorporation or bylaws, or delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the

Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities (subject to periods during which the Board is seeking to fill a vacancy caused by the departure of any committee member with such qualifications). In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclosure in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.  Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and approve the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any applicable provisions of the Company’s bylaws, as amended from time to time.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, invite to and include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or advisable. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or advisable. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee by the Board.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight.  The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services.  Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established from time to time by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor.  The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report.  The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management, the Independent Auditor and the Internal Auditor.  The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8. Appointment.  The Committee shall review the appointment and replacement of the internal auditor.

9. Separate Meetings with the Internal Auditor.  The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13. The Committee shall periodically at its discretion discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

17. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

18. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 407(d)(3)(i) of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

19. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

21. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

OPNEXT, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE MEMBERS OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Justin J. O’Neill and Tammy L. Wedemeyer as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Opnext, Inc. held of record by the undersigned on July 31, 2007, at the Annual Meeting of Stockholders to be held at 10:00 A.M. PDT, on September 5, 2007, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF OPNEXT, INC. September 5, 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
20230000000000001000 9 090507
THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” EACH NOMINEE NAMED BELOW AND AVOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG, LLP. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
FOR AGAINST ABSTAIN 1. To elect two directors for a three-year term expiring at the 2010 Annual 2. To ratify the selection of Ernst & Young LLP as the Company’s inde-
Meeting of Stockholders: pendent registered public accounting firm for the fiscal year ending
NOMINEES: March 31, 2008:
FOR ALL NOMINEES O Mr. Ryuichi Otsuki O Mr. Kendall Cowan If you received a legal proxy from your bank, broker or other nominee, please hand that in together with your ballot. If you have voted by proxy, you need not vote again unless you
WITHHOLD AUTHORITY FOR ALL NOMINEES wish to change your vote. If the meeting must be adjourned before the polls are closed and you are instructed to do so,
FOR ALL EXCEPT (See instructions below) please mail your ballot to the Company as follows: Opnext, Inc., Attention: Corporate Secretary,
1 Christopher Way, Eatontown, New Jersey 07724.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here:
PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES ATTHE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
OPNEXT, INC.
September 5, 2007
PROXY VOTING INSTRUCTIONS
MAIL — Date, sign and mail your proxy card in the
envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone
and follow the instructions. Have your proxy card COMPANY NUMBER available when you call.
- OR -
IN PERSON — You may vote your shares in person ACCOUNT NUMBER by attending the Annual Meeting.
You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.
20230000000000001000 9 090507
THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” EACH NOMINEE NAMED BELOW AND AVOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG, LLP.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN
1. To elect two directors for a three-year term expiring at the 2010 Annual 2. To ratify the selection of Ernst & Young LLP as the Company’s inde-
Meeting of Stockholders:
pendent registered public accounting firm for the fiscal year ending
NOMINEES: March 31, 2008:
FOR ALL NOMINEES O Mr. Ryuichi Otsuki
O Mr. Kendall Cowan If you received a legal proxy from your bank, broker or other nominee, please hand that in together with your ballot. If you have voted by proxy, you need not vote again unless you
WITHHOLD AUTHORITY
FOR ALL NOMINEES wish to change your vote.
If the meeting must be adjourned before the polls are closed and you are instructed to do so,
FOR ALL EXCEPT (See instructions below) please mail your ballot to the Company as follows: Opnext, Inc., Attention: Corporate Secretary,
1 Christopher Way, Eatontown, New Jersey 07724.
ON: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here:
JOHN SMITH
1234 MAIN STREET
APT. 203
NEW YORK, NY 10038 PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES ATTHE MEETING.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.